EXHIBIT 10.2







                        ASSET SALE AND PURCHASE AGREEMENT

                                     Between

                     KAISER FOUNDATION HEALTH PLAN OF TEXAS
                         A TEXAS NON-PROFIT CORPORATION
                                   ("SELLER")


                                       AND

                                 HMO TEXAS, L.C.
                        A TEXAS LIMITED LIABILITY COMPANY
                                    ("BUYER")


                                  JUNE 5, 1998





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                                                 TABLE OF CONTENTS

         1.       SALE OF ASSETS..................................................................................2
                           1.1.     Sale and Purchase of Assets...................................................2
                           1.2.     Excluded Assets...............................................................4
                           1.3.     Liabilities...................................................................5
                                    1.3.1.  Assumed Liabilities...................................................5
                                    1.3.2.  Liabilities Not to be Assumed.........................................6
                                    1.3.3.  Property and Premium Taxes............................................7
                                    1.3.4.  Transfer Taxes; Recording Fees........................................7
                           1.4.     Purchase Price................................................................7
                                    1.4.1.  Purchase Price........................................................7
                                    1.4.2.  Certain Balance Sheet Adjustments to Purchase Price...................7
                                    1.4.3.  Collection of Receivables............................................10
                                    1.4.4.  Purchase Price Earn-Out for Growth in Certain Member
                                            Accounts.............................................................10
                                    1.4.5.  Purchase Price Earn-Out for NCQA Accreditation.......................12
          1.4.6. Purchase Price Decrease for Decrease in Certain Member
     Accounts.............................................................12
         1.4.7. Purchase Price Adjustment for Premium Yield Attributable
     to Certain Members...................................................13
                                    1.4.8.  Allocation...........................................................14
                           1.5.     Closing and Closing Date.....................................................14
                           1.6.     Actions to be Taken at Closing...............................................14
                                    1.6.1.  Buyer's Deliveries...................................................14
                                    1.6.2.  Seller's Deliveries..................................................16
                                    1.6.3.  Third Party Consents.................................................17

         2.       REPRESENTATIONS AND WARRANTIES OF SELLER.......................................................18
                           2.1.     Representations and Warranties of Seller.....................................19
                                    2.1.1.  Organization and Good Standing.......................................19
                                    2.1.2.  Seller's Authority and No Breach.....................................19
                                    2.1.3.  No Violations........................................................19
                                    2.1.4.  No Consents..........................................................20
                                    2.1.5.  Seller's Financial Statements........................................20
                                    2.1.6.  Litigation...........................................................20
                                    2.1.7.  Compliance With Applicable Laws......................................21
                                    2.1.8.  Labor and Employment Matters.........................................21
                                    2.1.9.  Absence of Certain Changes...........................................21
                                    2.1.10.Material Contracts....................................................22
                                    2.1.11.Title to and Condition of Assets......................................23
                                    2.1.12.Patents, Copyrights, Service Marks and Trademarks.....................23
                                    2.1.13.No Broker or Finders..................................................23
                                    2.1.14.Tax Returns and Tax Liabilities.......................................23
                                    2.1.15.No Untrue Representation or Warranty..................................23
                           2.2.     Representations and Warranties True and Correct at Closing;
                                    Breaches

                                                         i

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 .................................................................................................................24

         3.       REPRESENTATIONS AND WARRANTIES OF BUYER........................................................24
                           3.1.     Representations and Warranties of Buyer......................................24
                                    3.1.1.  Organization and Good Standing.......................................24
                                    3.1.2.  Buyer's Authority and No Breach......................................24
                                    3.1.3.  No Brokers or Finders................................................25
                                    3.1.4.  Buyer's Consents.....................................................25
                                    3.1.5.  No Untrue Representation or Warranty.................................25
                           3.2.     Representations and Warranties True and Correct at Closing;
                                    Breaches
 .................................................................................................................25

         4.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................................................25

         5.       BUYER'S CONDITIONS PRECEDENT TO CLOSING........................................................26
                           5.1.     Opinion of Counsel...........................................................26
                           5.2.     Agreements...................................................................26
                           5.3.     Corporate Resolutions........................................................26
                           5.4.     Seller's Representations and Warranties True and Correct.....................26
                           5.5.     Litigation...................................................................27
                           5.6.     Certain Covenants............................................................27

         6.       SELLER'S CONDITIONS PRECEDENT TO CLOSING.......................................................27
                           6.1.     Opinion of Counsel...........................................................27
                           6.2.     Corporate Resolutions........................................................27
                           6.3.     Agreements...................................................................27
                           6.4.     Buyer's Representations and Warranties True and Correct......................27
                           6.5.     Litigation...................................................................28

         7.       JOINT CONDITIONS PRECEDENT TO CLOSING..........................................................28
                           7.1.     Medical Services Agreement...................................................28
                           7.2.     Governmental Consents and Approvals..........................................28
                           7.3.     Hart-Scott-Rodino............................................................28
                           7.4.     Closing of Transactions Under Related Agreements.............................28

         8.       ADDITIONAL AGREEMENTS OF SELLER................................................................29
                           8.1.     Conduct of Business Pending Closing..........................................29
                           8.2.     Access to Documents and Premises.............................................29
                                    8.2.1.  Inspection of Books and Records......................................29
                                    8.2.2.  Request for Access...................................................30
                           8.3.     Breach by Seller.............................................................30
                           8.4.     Noncompetition and Nonsolicitation...........................................30

         9.       ADDITIONAL AGREEMENTS OF BUYER.................................................................31
                           9.1.     Maintenance of Records.......................................................31
                           9.2.     Communications...............................................................31

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         10.      ADDITIONAL AGREEMENTS OF BUYER AND SELLER......................................................32
                           10.1.    Regulatory Milestones Prior to Closing.......................................32
                                    10.1.1.          HSR Filing..................................................32
                                    10.1.2.          Texas Department of Insurance...............................32
                           10.2.    Health Care Financing Administration.........................................32
                           10.3.    Office of Personnel Management...............................................33
                           10.4.    Employment Matters...........................................................34
                                    10.4.1.          Severance Payments..........................................34
                                    10.4.2.          WARN, COBRA and HIPAA Notices...............................35
                                    10.4.3.          Health Care Coverage for Terminated Employees...............36
                                    10.4.4.          Health Care Coverage for Seller's Board of Directors........36
                           10.5.    Transition Issues............................................................36
                                    10.5.1.          Use of Materials............................................36
                                    10.5.2.          Transition Agreement........................................36
                           10.6.    Public Information Releases..................................................37
                           10.7.    Cooperation..................................................................37
                           10.8.    Group 3000...................................................................37
                           10.9.    Reciprocity Agreement........................................................38

         11.      INDEMNIFICATION................................................................................38
                           11.1.    Indemnification by Seller....................................................38
                           11.2.    Indemnification by Buyer.....................................................39
                           11.3.    Limitations..................................................................39
                                    11.3.1.          Minimum.....................................................39
                                    11.3.2.          Maximum.....................................................40
                           11.4.    Notice and Right to Defend...................................................40
                           11.5.    Exclusive Remedy.............................................................41
                           11.6.    Failure to Provide Records Cooperation.......................................41

         12.      TERMINATION....................................................................................41
                           12.1.    Termination..................................................................41
                           12.2.    Liability for Termination....................................................41

         13.      ARBITRATION....................................................................................42
                           13.1.    Conciliation and Mediation...................................................42
                           13.2.    Arbitration..................................................................42
                           13.3.    Equitable Relief.............................................................43
                           13.4.    No Applicability.............................................................43

         14.      GUARANTEES.....................................................................................43
                           14.1.    Seller's Guarantor...........................................................43
                           14.2.    Buyer's Guarantor............................................................43

         15.      MISCELLANEOUS..................................................................................44
                           15.1.    Notices......................................................................44
                           15.2.    Waiver.......................................................................45
                           15.3.    Counterparts.................................................................45

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                           15.4.    Headings.....................................................................45
                           15.5.    Severability.................................................................45
                           15.6.    Entire Agreement.............................................................46
                           15.7.    Successors and Assigns.......................................................46
                           15.8.    Governing Law................................................................46
                           15.9.    Cost of Transaction..........................................................46
                           15.10.   Further Assurances...........................................................47
                           15.11.   Construction.................................................................47
                           15.12.   Third Parties................................................................47
                           15.13.   Time is of the Essence.......................................................47
                           15.14.   Confidentiality..............................................................47
                           15.15.   Offsets......................................................................48
                           15.16.   No Duplication...............................................................48


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

                                                 LIST OF SCHEDULES

Schedule 1.1(b)                     Provider Agreements
Schedule 1.1(c)                     Contracts
Schedule 1.1(d)                     Tangible Personal Property
Schedule 1.1(i)                     Assets of Seller's Affiliates
Schedule 1.1(j)                     Software, Hardware and Related Data of Seller or Seller's
                                    Affiliates
Schedule 1.2(m)                     Other Assets to be Excluded
Schedule 1.4.4                      Membership Base
Schedule 2.1.6                      Litigation
Schedule 2.1.7                      Compliance with Applicable Laws
Schedule 2.1.8                      Labor and Employment Matters
Schedule 2.1.9                      Absence of Certain Changes
Schedule 2.1.11                     Title to and Condition of Assets


                                                 LIST OF EXHIBITS

Exhibit 1.4.2(a)                    Opening Balance Sheet
Exhibit 1.4.2(a)-1                  Rules
Exhibit 1.6.1(b)                    Bill of Sale, Assignment and Assumption Agreements
Exhibit 1.6.1(c)                    Assumption Reinsurance Agreement
Exhibit 1.6.1(d)                    Insurance Assumption Reinsurance Agreement
Exhibit 1.6.1(l)                    Subsidy Agreement
Exhibit 1.6.1(m)                    Transition Agreement
Exhibit 1.6.1(n)                    Medical Services Agreement
Exhibit 5.1                         Opinion Letter of Seller's Counsel
Exhibit 6.1                         Opinion Letter of Buyer's Counsel
Exhibit 10.8(a)                     Seller's Group 3000 Rates
Exhibit 10.8(b)                     Seller's Affiliates' Standard Group 3000 Rates
Exhibit 13.2                        Exceptions to AAA Arbitration Rules


                                                LIST OF DEFINITIONS

"Affiliates" can be found in Recital C.
"Agreement" can be found on page 1.
"Applicant"or "Applicants" can be found in Section 10.4.1(c).
"Assets" can be found in Section 1.1.
"Assumed Liabilities" can be found in Section 1.3.1.
"Assumption Reinsurance Agreement" can be found in Section 1.6.1(c). "Board of Arbitration" can be found in Section 13.2.
"Business" can be found in Recital B.
"Buyer" can be found on page 1.
"Buyer's Parent" can be found in Section 14.2.
"CRF" can be found in Section 10.3(a).

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"COBRA" can be found in Section 10.4.2.
"Closing" can be found in Section 1.5.
"Closing Balance Sheet" can be found in Section 1.4.2(b).
"Closing Date" can be found in Section 1.5.
"Closing Working Capital" can be found in Section 1.4.2(b).
"Code" can be found in Recital A.
"Columbia Hospital Contract" can be found in Section 1.6.3(b).
"Commercial HMO Members" can be found in Section 1.4.6.
"Competitive Business" can be found in Section 8.4(a).
"Confidentiality Agreement" can be found in Recital E.
"Contracts" can be found in Section 1.1(c).
"Control" can be found in Recital C.
"Delivery System" can be found in Recital B.
"Earn-Out Accounts" can be found in Section 1.4.4.
"Excluded Assets" can be found in Section 1.2.
"Excluded Liabilities" can be found in Section 1.3.2.
"Execution Date" can be found on page 1.
"Governmental Entity" can be found in Section 2.1.4.
"HCFA" can be found in Recital C.
"HCFA Novation Agreement" can be found in Section 10.2.
"HIPAA" can be found in Section 10.4.2.
"HMO" can be found in Section 1.1(h).
"HMO Business" can be found in Recital B.
"HSR Act" can be found in Section 2.1.4.
"Indemnification Liability" can be found in Section 10.3(b).
"Indemnity Business" can be found in Recital B.
"Insurance Assumption Reinsurance Agreement" can be found in Recital D. "Interim Balance Sheet" can be found in Section 1.4.2(b).
"KFH" can be found in Recital C.
"KFHP" can be found in Recital C.
"KPIC" can be found in Recital B.
"Leased Real Property" can be found in 1.6.1(e).
"Liens" can be found in Section 2.1.11.
"Loss" or "Losses" can be found in Section 11.1.
"Master Purchase and Sale Agreement" can be found in Section 1.6.1(e). "Material Adverse Effect" can be found in Section 2 and Section 3. "Medical Services Agreement" can be found in Section 1.6.1(n).
"Member" or "Members" can be found in Recital C.
"Membership Base" can be found in Section 1.4.4.
"NCQA" can be found in Section 1.4.5.
"New Accounts" can be found in Section 1.4.4.
"Non-Texas Group 3000 Members" can be found in Section 10.8.
"Notifying Party" can be found in Section 1.4.2(e).
"OPM" can be found in Recital C.
"OPM Novation Agreement" can be found in Section 10.3.
"Old National Accounts" can be found in Section 1.4.4.
"Opening Balance Sheet" can be found in Section 1.2(k).

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"PMAT" can be found in Section 1.2(b).
"Pharmacy Business" can be found in Recital B.
"Premium Yield" can be found in Section 1.4.7.
"Provider Agreements" can be found in Recital C.
"Property Taxes" can be found in Section 1.3.3.
"Purchase Price" can be found in Section 1.4.1.
"Receiving Party" can be found in Section 1.4.2(e). "Reinsurance Agreements" can be found in Recital D.
"Related Agreements" can be found in Section 7.4.
"Returns" can be found in Section 2.1.14.
"Rules" can be found in Section 1.4.2(a).
"Seller" can be found on page 1.
"Seller's Permits" can be found in Section 2.1.7.
"Severance Payments" can be found in Section 10.4.1(b). "Subscriber Agreements" can be found in Recital C.
"Subsidy Agreement" can be found in Section 1.3.2(i). "Tangible Personal Property" can be found in Section 1.1(d). "Terminated Employees" can be found in Section 10.4.1(a). "Texas Group 3000 Members" can be found at Section 10.8(a). "Transfer" can be found in Section 10.2.
"Transition Agreement" can be found in Section 1.6.1(m).
"US GAAP" can be found in Section 2.1.5.
"Violation" can be found in Section 2.1.3.
"WARN" can be found in Section 10.4.2.


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                                         ASSET SALE AND PURCHASE AGREEMENT


     THIS ASSET SALE AND PURCHASE AGREEMENT ("Agreement") is made and entered into as of this 5th day of June, 1998 ("Execution Date"), by and between HMO Texas, L.C., a Texas limited liability company ("Buyer"), and Kaiser Foundation Health Plan of Texas, a Texas non-profit corporation ("Seller").

                                                     RECITALS:

     A. Seller is a Texas non-profit corporation that is exempt from federal income taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended ("Code"). Buyer is a Texas limited liability company.

     B. Seller's business operations are comprised of several business segments, including (i) its operation in the State of Texas of a health maintenance organization ("HMO Business"), (ii) the provision and delivery of health care services in the State of Texas (as distinct from the financial coverage of health care services that are part of the HMO Business) ("Delivery System"), and
(iii) the provision and delivery of pharmacy services in the State of Texas ("Pharmacy Business"). The HMO Business, the Delivery System, and the Pharmacy Business are collectively referred to as the "Business." In addition, one of Seller's Affiliates (as herein defined), Kaiser Permanente Insurance Company, a California domiciled life and disability insurer ("KPIC"), issues certain indemnity products in Texas ("Indemnity Business") in support of Seller's Business.

     C. Seller desires to sell, assign, and deliver to Buyer, or to arrange or cause to be sold, assigned, and delivered by Seller's Affiliates to Buyer, and Buyer desires to purchase, accept assignment, and accept delivery from Seller or Seller's Affiliates, substantially all of the operating assets used by Seller in the operation of its Business, including, without limitation, (1) the subscriber agreements ("Subscriber Agreements") and government contracts under which Seller has agreed to provide or arrange for the provision of health care services to be delivered to covered individuals and group enrollees (including their covered spouses and covered dependents) under direct pay, group, welfare trust, and other plans or policies, and (2) certain provider agreements ("Provider Agreements") through which Seller has arranged for health care services to be delivered to Members (as hereinafter defined), and certain other property owned, leased or otherwise used by Seller in the operation of its Business. Each person enrolled under the Subscriber Agreements or under governmental contracts with the Health Care Financing Administration ("HCFA") or the Office of Personnel Management ("OPM"), or Texas and Non-Texas Group 3000 Members is referred to individually as a "Member" or collectively as "Members." The term "Affiliates" shall mean any entity which controls, which is under control of, or which is under common control with, either Buyer or Seller. Affiliates of Seller shall include Kaiser Foundation Hospitals ("KFH") and Kaiser Foundation Heath Plan, Inc. ("KFHP"). "Control," as used in the definition of Affiliates, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of another entity, whether through the authority to elect the board of directors of such entity or otherwise.

     D. KPIC desires to sell, assign and deliver the Indemnity Business to Buyer or an Affiliate of Buyer, such sale, assignment and delivery to be the subject of a separate agreement, including its exhibits, ("Insurance ") between KPIC or Buyer or Buyer's Affiliate. The Insurance and the Assumption Insurance Agreement including its exhibits, (as herein defined) shall be referred to as the "Reinsurance Agreements."

     E.   Buyer   and   Seller   executed   two    confidentiality    agreements
("Confidentiality Agreement") dated March 28 and March 30, 1998, respectively, relating to the transactions set forth in this Agreement.

     F. Buyer and Seller wish to set forth the terms and conditions under which Buyer will buy and Seller will sell, or cause to be sold, the assets of the Business.

     NOW, THEREFORE, for and in consideration of the above recitals and the representations, warranties, mutual covenants, and agreements herein expressed, and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereby agree as follows:

1.       SALE OF ASSETS.

1.1.     Sale and Purchase of Assets.

     Seller hereby agrees to sell and assign to Buyer, or cause to be sold and assigned to Buyer, and Buyer hereby agrees to purchase and accept assignment from Seller or Seller's Affiliates, for payment of the Purchase Price specified in Section 1.4, on the Closing Date referred to in Section 1.5, all of the assets ("Assets") of every kind and description that are owned and used by Seller in the operation of the Business, or owned by Seller's Affiliates (as listed on Schedule 1.1(i)) including, without limitation, the following assets:

     (a) All of Seller's rights, title and interests in the Subscriber Agreements, as more fully described in the Reinsurance Agreements. Buyer and Seller shall execute the Assumption Reinsurance Agreement simultaneous with the execution of this Agreement, and the Assumption Reinsurance Agreement is hereby incorporated by reference into this Agreement;

     (b) Seller's rights, title and interests in the Provider Agreements, including, without limitation, those with hospitals, ancillary and other institutional providers, laboratories, vision providers, durable medical equipment services providers, and provider HMOs that are set forth on Schedule 1.1(b), as may be amended prior to Closing through terminations, expirations, and additions made in the ordinary course of business, but specifically excluding (i) those contracts to obtain services or supplies on a group basis that are listed as Excluded Assets in Section 1.2(d), and (ii) those certain provider agreements providing for transplant services, except with respect to Group 3000 Members for whom Seller shall make such contracts available through December 31, 1999. To the extent that there

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     are parties to any particular  Provider Agreement other than Seller and the provider, Seller shall arrange to have the Provider Agreement amended or otherwise restructured as necessary for Buyer to receive substantially all of the benefits and to assume substantially all of the performance obligations accruing or arising with respect to periods after Closing previously assumed by Seller under such Provider Agreement;

     (c) All of Sellers' rights, title and interests in all other contracts of Seller which relate to the Business, including, without limitation, vendor agreements set forth on Schedule 1.1(c), as may be amended prior to Closing through terminations, expirations, and additions made in the ordinary course of business ("Contracts"), but specifically excluding contracts solely between Seller and Seller's Affiliates and any other contract listed as an Excluded Asset;

     (d) All of Seller's rights, title and interests in the tangible personal property used in the operation of the Business, including, without limitation,
(i) furniture, fixtures and equipment, whether leased or owned, unless such furniture, fixtures and equipment are attached to real property not to be transferred to Seller pursuant to this Agreement or any other agreement between the parties and dated as of the date hereof, less any dispositions plus any additions made prior to the Closing Date in the ordinary course of business, and
(ii) all supplies, stock-in-trade, over-the-counter drug inventory, and all replacements thereof ("Tangible Personal Property"), as specifically listed on
Schedule 1.1(d);

     (e) All of Seller's rights, title and interests in intangible personal property, including, without limitation, (i) to the extent shown on the Closing Balance Sheet (as herein defined), cash, cash deposits, cash investments, securities and receivables, and (ii) all licenses, permits, and warranties to the extent permitted by law and the terms of such licenses, permits and warranties, and (iii) all other rights necessary to Seller's operation of the Business;

     (f) All of Seller's rights, title and interests in prepayments or other payments by or on behalf of Members, except to the extent otherwise expressly agreed in Sections 10.2 and 10.3;

     (g) Originals of or true and correct copies of financial and other books, records and title documents necessary for Buyer to operate the Business;

     (h) All of Seller's rights, title and interests in and to the formulary, the software license and the hardware comprising Seller's Pharmacy Business information system known as "NDC," except that with regard to the formulary, Seller hereby grants to Buyer a non-exclusive, non-transferable, royalty-free license, to use the formulary for the limited purpose of Buyer's health maintenance organization ("HMO") business in the service area (as

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     of the Execution  Date) of Seller in Texas and any contiguous  expansion of such area by Buyer;

     (i) Certain assets of Seller's Affiliates, as set forth on Schedule 1.1(i); and

     (j) The software listed on Schedule 1.1(j).

1.2.     Excluded Assets.

     The following assets of Seller are not included in the defined term "Assets," and are not being transferred or assigned to Buyer under this Agreement ("Excluded Assets"):

     (a) Seller's rights, title and interests in the real property owned or leased by Seller or Seller's Affiliates which is being transferred pursuant to a Master Purchase and Sale Agreement (as herein defined);

     (b) Seller's rights, title and interests in that certain Medical Services Agreement, dated January 1, 1990, as amended, between Seller and Permanente Medical Association of Texas ("PMAT") under which PMAT agrees to arrange or provide professional services to Members;

     (c) Seller's rights, title and interests in its contracts of employment;

     (d) Except as otherwise set forth in this Agreement, Seller's rights, title and interests in contracts (i) between Seller and Seller's Affiliates, (ii) among third parties and Seller and Seller's Affiliates, and (iii) between Seller's Affiliates and third parties that inure to Seller's benefit, including, without limitation, contracts to obtain services or supplies on a group basis (including contracts for the procurement of pharmaceuticals);

     (e)  Seller's  rights,   title  and  interests  in  its  prescription  drug
inventory;

     (f) Seller's rights, title and interests in Seller's contracts with HCFA and OPM and amounts due to Seller from OPM for periods prior to the Closing, which shall be transferred in accordance with Sections 10.2 and 10.3;

     (g) Seller's rights, title and interests in the insurance policies or programs covering Seller, its officers, directors, employees and agents, and any claims for refunds or recoveries under any insurance policies or programs;

     (h) Seller's rights, title and interests in claims against third parties arising with respect to acts and omissions occurring on dates prior to the Closing, if any;

     (i) Except as set forth in Section 1.1(h), Seller's rights, title and interests in the name of Seller and all derivations thereof, including, without limitation, trademarks, service marks, trade names and logos, and all pending applications for the foregoing, and Seller's patents, copyrights, trade secrets, know-how, processes and other intellectual property and all pending applications for the foregoing, other than Excluded Assets that Buyer may be entitled to utilize under the terms of the Transition Agreement;

     (j) Seller's rights, title and interests in the assets of the administrative facility known as the "Consolidated Service Center" used in connection with the provision of membership accounting and third party administration services for Seller and certain of Seller's Affiliates, including all employment contracts with employees of Seller working for the Consolidated Service Center, other than Excluded Assets that Buyer may be entitled to utilize under the terms of the Transition Agreement;

     (k) Seller's rights, title and interests in the assets which shall be disposed of after the date of the opening balance sheet, attached as Exhibit 1.4.2(a) ("Opening Balance Sheet"), but prior to the Closing Date in the ordinary course of business;

     (l) Seller's rights, title and interests in the administrative procedures and systems used by Seller, including, without limitation, internal policies and methodologies, other than Excluded Assets that Buyer may be entitled to utilize under the terms of the Transition Agreement;

     (m) Seller's rights, title and interests in certain other assets to be retained by Seller and Seller's Affiliates, as specifically listed on Schedule 1.2(m); and

         (n) Any assets expressly listed as being excluded in Section 1.1.

1.3.     Liabilities.

         1.3.1.   Assumed Liabilities.

     As of the Closing, Buyer shall assume and agree to pay, discharge, and perform, as appropriate, all of the following obligations of Seller and no others (collectively, "Assumed Liabilities"):

         (a)      All obligations shown on the Closing Balance Sheet;

     (b) All obligations accruing or arising under the Subscriber Agreements, on the terms and conditions described in the Assumption Reinsurance Agreement;

     (c) All obligations accruing or arising with respect to periods after the Closing under those Provider Agreements and Contracts assigned or otherwise transferred to Buyer, including, without limitation, all obligations to pay and administer payment under the Provider Agreements;

     (d) All obligations accruing or arising with respect to periods after the Closing relating to the other Assets transferred to Buyer under Section 1.1 and not listed in Section 1.3.1(a) through 1.3.1(c); and

     (e) Only those  employee  related  obligations  as  expressly  set forth in
Section 10.4.

         1.3.2.   Liabilities Not to be Assumed.

     Buyer shall not assume and shall not be obligated to pay, discharge or perform any obligations and liabilities of Seller or Seller's Affiliates relating to the Business not listed in Section 1.3.1, including, without limitation, the following (collectively, "Excluded Liabilities"):

     (a) Any and all liabilities of Seller, Seller's Affiliates or any third party (including, without limitation, PMAT), whether currently known or unknown, with respect to claims or potential claims for medical malpractice or professional liability with respect to the Business relating to periods prior to the Closing in each case regardless of when the claim is asserted;

     (b) Any and all liabilities of Seller, Seller's Affiliates or any third party (including, without limitation, PMAT), whether currently known or unknown, relating to litigation or claims of any kind or nature with respect to the Business relating to periods prior to the Closing, in each case regardless of when the claim is asserted;

         (c)      Liabilities relating to the Excluded Assets;

         (d)      Liabilities that do not relate to the Business;

         (e)      Liabilities to any of Seller's Affiliates;

     (f)   Liabilities   which  are  not  related  to  the  Assets  and  Assumed
Liabilities;

     (g) Seller's obligations relating to Seller's health and welfare benefit plans, pension, and retirement plans with respect to the Terminated Employees (as hereinafter defined) or any former employees of Seller;

     (h) Liabilities of Seller or Seller's Affiliates that are not required to be stated on a balance sheet by US GAAP (as herein defined); and

     (i) Any liability relating to that certain subsidy agreement ("Subsidy Agreement") among Seller, Buyer, PMAT, and Sierra Health Services, Inc., such Subsidy Agreement to be delivered at Closing.

         1.3.3.   Property and Premium Taxes.

     All annual or periodic ad valorem fees, taxes, assessments, licensing fees, vehicle use fees, and similar charges imposed by taxing authorities on the Assets (collectively, "Property Taxes") shall be borne and paid (a) by Seller for all full tax years or periods ending before the Closing and for that portion of any tax year or period ending on or after the Closing from the date of commencement of such year or period to the date immediately preceding the Closing, and (b) by Buyer for all full tax years or periods beginning on or after the Closing and for that portion of any tax year or period ending on or after the Closing from and including the Closing to the final date of such year or period, regardless of when or by which party such Property Taxes are actually paid to the applicable taxing authority. Premium taxes shall be allocated between Buyer and Seller pursuant to the terms of the Assumption Reinsurance Agreement, except that premium taxes relating to Seller's contracts with OPM and HCFA shall be allocated as provided in this Agreement.

         1.3.4.   Transfer Taxes; Recording Fees.

     The Buyer and Seller shall share equally any and all sales, use, transfer or other similar taxes imposed as a result of the consummation of the transactions between Buyer and Seller contemplated by this Agreement.

1.4.     Purchase Price.

         1.4.1.   Purchase Price.

     The consideration for the transfer of the Assets from Seller and Seller's Affiliates to Buyer shall be One Hundred Twenty Seven Million Two Hundred Twenty Four Thousand Three Hundred Nine Dollars ($127,224,309.00), as adjusted as provided in this Section 1.4 ("Purchase Price"). Ninety Seven Million Two Hundred Twenty Four Thousand Three Hundred Nine Dollars ($97,224,309.00) of the Purchase Price shall be paid by Buyer to Seller by Federal Reserve Bank wire transfer of good funds at Closing, as adjusted as provided in this Section 1.4. The remaining Thirty Million Dollars ($30,000,000.00) of the Purchase Price shall be paid in accordance with the earn-outs set forth in Sections 1.4.4 and
1.4.5 below. The parties acknowledge that the amount of Two Hundred Seventy Five Thousand Six Hundred Ninety One Dollars ($275,691.00) is the purchase price associated with the Insurance Assumption Reinsurance Agreement and that such amount is not included in the term Purchase Price for purposes of this Agreement.

         1.4.2.   Certain Balance Sheet Adjustments to Purchase Price.

     (a) The Opening Balance Sheet (and related worksheets, working papers, notes and schedules thereto, if applicable), attached hereto as Exhibit 1.4.2(a), sets forth, at March 31, 1998, the book value of the assets and liabilities of Seller. Except as expressly provided by the rules set forth in
Exhibit 1.4.2(a)-1 ("Rules"), the Opening Balance Sheet (i) fairly presents the financial position of Seller at March 31, 1998, in conformity with US GAAP, applied on a consistent basis, and (ii) reflects all write-offs or revaluations of assets (except as specified therein). The reserves recorded in the Opening Balance Sheet were prepared in accordance with US GAAP and are consistent with the statutory or other accounting practices prescribed or permitted by the insurance regulatory authorities of the State of Texas and of all the jurisdictions in which Seller is licensed to transact insurance business and make good and sufficient provision for all insurance obligations of Seller. If there is a conflict between US GAAP and the Rules, the Rules shall take precedence.

     (b) Not less than five business days prior to the Closing Date, Seller shall deliver to Buyer a balance sheet ("Interim Balance Sheet") for the most recent month end prior to the Closing Date, prepared in accordance with US GAAP, the Rules, and other standards applicable to the Closing Balance Sheet. Not more than 15 days after the Closing Date, Seller shall deliver to Buyer the closing balance sheet ("Closing Balance Sheet") pursuant to which the book value of the current assets included in the Assets less the book value of the current liabilities included in the Assumed Liabilities ("Closing Working Capital") will be zero at the Closing Date. The Closing Balance Sheet will (i) fairly present the financial position of Seller as at the Closing Date, in conformity with US GAAP, applied on a consistent basis, and (ii) will reflect all write-offs or revaluation of assets. Seller will provide a list of all write-offs or partial write-downs of assets from the Opening Balance Sheet in excess of $5,000.00. The reserves recorded in the Closing Balance Sheet will be prepared in accordance with US GAAP and will be consistent with the statutory or other accounting practices prescribed or permitted by the insurance regulatory authorities of the State of Texas and of all the jurisdictions in which Seller is licensed to transact insurance business and make good and sufficient provisions for all insurance obligations of Seller. If there is a conflict between US GAAP and the Rules, the Rules shall take precedence. If the book value of the current assets included in the Assets of Seller less the book value of the current liabilities included in the Assumed Liabilities of Seller set forth on the Interim Balance Sheet is less than zero, the Purchase Price payable at Closing shall be reduced by the amount of such deficit, without prejudice to either party to assert any adjustments pursuant to this Section 1.4.2. If the book value of the current assets included in the Assets of Seller less the book value of the current liabilities included in the Assumed Liabilities of Seller set forth on the Interim Balance Sheet is more than zero, the Purchase Price payable at Closing shall be increased by the amount of such excess, without prejudice to either party to assert any adjustments pursuant to this Section 1.4.2. The parties may, by mutual agreement, arrange for Seller to retain and discharge on or before Closing certain liabilities set forth on the Closing Balance Sheet in the place of all or part of any necessary adjustment to the Purchase Price payable at Closing.

     (c) Seller shall promptly pay to Buyer the amount of any payable of Seller booked to the Closing Balance Sheet under Rule 9 on Exhibit 1.4.2(a)-1, and Buyer shall promptly pay to Seller the amount of any payable of Buyer booked to the Closing Balance Sheet under Rule 9 on Exhibit 1.4.2(a)-1. In addition, if at any time, either party determines that the Closing Balance Sheet is not in conformity with the standards set forth in Section 1.4.2(b), and the Closing Working Capital was not zero, it shall promptly notify the other party of such discrepancy in writing, setting forth in detail the basis for its belief that a discrepancy exists, and the Purchase Price shall be adjusted as set forth below; provided however, (i) no adjustments shall be made with respect to any event that occurs subsequent to December 31, 1999; and (ii) no adjustments shall be made with respect to any proposed adjustment not asserted in writing containing a reasonable description of the proposed adjustment sent on or before March 31, 2000.

     (d) If, as a result of an adjustment to the Closing Balance Sheet, the Closing Working Capital is less than zero, Seller shall promptly pay in full the amount by which it is less than zero to Buyer. If, as a result of an adjustment to the Closing Balance Sheet, the Closing Working Capital is more than zero, Buyer shall promptly pay the amount by which it is more than zero to Seller. All amounts due hereunder shall be paid within 30 days of receipt of notice from the other party that an amount is due and owing unless, within such 30-day period, the matter has been made the subject of a dispute resolution proceeding as set forth in Section 1.4.2(e).

     (e) If one party ("Notifying Party") has given the other ("Receiving Party") written notice that it believes an adjustment to the Closing Balance Sheet or the Closing Working Capital is appropriate, and the Receiving Party does not agree that an adjustment is appropriate, or disputes the amount of the adjustment, then the Receiving Party shall give the Notifying Party notice that it is submitting the matter to the dispute resolution procedure set forth in this Section 1.4.2(e). In that event, the parties shall seek, for a 30-day period following the notice from the Receiving Party to the Notifying Party, to come to an agreement on the amount, if any, of the appropriate adjustment. During that 30-day period, (i) each party shall share with the other the information in its possession that causes it to believe that an adjustment is required, and (ii) representatives of each party who are authorized to settle the dispute shall meet to discuss the resolution thereof. If the parties are unable to reach resolution of the dispute within the 30-day period, they shall promptly submit the matter to an independent "Big Six" accounting firm, acceptable to both parties, and the determination of the independent accounting firm as to the amount, if any, of the adjustment, shall be conclusive and not subject to arbitration under this Agreement. Each party shall cooperate fully with the independent accounting firm and provide to it such documents and work papers as it may request in making its determination. The cost of the submission of the adjustment to the independent accounting firm shall be borne by the party whose position is most at variance with the final determination of the independent accounting firm. All amounts due from one party to the other shall be promptly paid in full upon the resolution of the matter by the independent accounting firm.

     (f) Either party may, through its own employees or through designated representatives, review and audit the proposed adjustments asserted by the other party. Each party shall fully cooperate with such review and audit and shall share with the other party and its designated representatives, such working papers and accounting records as they may reasonably request. Each party shall use commercially reasonable efforts to conduct its review and audit in such a manner as to not unreasonably interfere with the other party's conduct of its business.

     (g) The entries on the Opening Balance Sheet and the Closing Balance Sheet that are the subject of the Post Closing Reconciliation and Report Procedures, as defined and set forth in the Reinsurance Agreements, shall be adjusted in accordance with the terms of the Reinsurance Agreements. Such adjustments under the Assumption Reinsurance Agreement shall not be duplicated under this Agreement and shall be netted against any adjustments or indemnification payments hereunder made with respect to the same event or circumstance.

         1.4.3.   Collection of Receivables.

     (a) Seller may, from time to time, review the collection efforts being made by Buyer with respect to accounts receivable included on the Closing Balance Sheet which are aged at least 90 days. If at any time, or from time to time, Seller wishes to assume responsibility for collection of all or any part of such receivables listed on the Closing Balance Sheet, Seller shall notify Buyer in writing that it wishes to do so, and Buyer shall provide Seller with all information necessary or appropriate to enable Seller to collect the amounts due on the accounts so designated. Buyer shall not have any responsibility to take any action with respect to accounts receivable following the transfer of responsibility for their collection to Seller.

     (b) Any amounts collected by Seller on national or multi-state accounts with respect to Members under Subscription Agreements transferred pursuant to this Agreement shall be paid to Buyer within 15 business days of receipt.

         1.4.4.   Purchase Price Earn-Out for Growth in Certain Member Accounts.

     Buyer shall pay to Seller, in accordance with this Section 1.4.4, up to an additional Twenty Seven Million Dollars ($27,000,000.00) on account of (i) post-Closing increases in the membership count of employer groups identified by Seller prior to Closing as national accounts ("Old National Accounts") over the membership level of such accounts at the Closing, and (ii) new accounts written by Buyer or Buyer's Affiliates in their Dallas, Houston, Las Vegas, and Reno service areas after the Closing ("New Accounts") which Seller or Seller's Affiliates has been primarily responsible for obtaining on Buyer's behalf.

     The names and membership levels of the Old National Accounts ("Membership Base") at March 31, 1998 is set forth in Schedule 1.4.4. This Schedule shall be replaced by Seller within 60 days after Closing to reflect additions and deletions to names and membership levels effective the Closing Date. The Old National Accounts and the New Accounts are, collectively, the "Earn-Out Accounts."

     (a) If the number of Members in the Earn-Out Accounts at the first annual anniversary of the Closing Date is equal to or in excess of the First Membership Milestone percentages of the number of Members in the Earn- Out Accounts at the Closing Date, Buyer shall pay Seller the amount opposite the percentage. The amount paid to Seller shall be prorated between the First Membership Milestone percentages. First Membership Milestones (1st Anniversary Compared to the Closing Date) Earn-Out 107% $9 Million 100% $6.75 Million 90% $4.5 Million 80% $2.25 Million Less than 80% - 0 -

     (b) If the number of Members in the Earn-Out Accounts at the second annual anniversary of the Closing is equal to or in excess of the following Second Membership Milestone percentages of the number of Members in the Earn- Out Accounts at the Closing Date plus 7%, Buyer shall pay Seller the amount opposite such percentage, less any amount already paid to Seller at the first annual anniversary of the Closing. The amount paid to Seller shall be prorated between the Second Membership Milestone percentages. If the amount owed Seller is less than the amount paid Seller at the first anniversary, Seller shall return to Buyer the difference. Second Membership Milestones (2nd Anniversary Compared to the Closing Date) Earn-Out 114% $18 Million 107% $13.5 Million 96% $9 Million 86% $4.5 Million Less than 86% - 0 -

     (c) If the number of Members in the Earn-Out Accounts at the third annual anniversary of the Closing Date is equal to or in excess of the Third Membership Milestone percentages of the number of Members in the Earn- Out Accounts at the Closing Date plus 14%, Buyer shall pay Seller the amount opposite such percentage, less any amount already paid to Seller at the first and second annual anniversaries of the Closing. The amount paid to Seller shall be prorated between the Third Membership Milestone percentages. If the amount owed Seller is less than the amount paid Seller at the first and second anniversaries (net of any payments from Seller to

     Buyer at the first and second anniversaries) Seller shall return to Buyer the difference. Third Membership Milestones (3rd Anniversary Compared to the Closing Date) Earn-Out 122% $27 Million 114% $20.25 Million 103% $13.5 Million 91% $6.75 Million Less than 91% - 0 -

     (d) Buyer agrees to make available to the Earn-Out Accounts benefit designs and rates consistent with prudent business practices. Such benefit designs shall also be materially consistent with the Old National Accounts existing as of the Closing Date.

     (e) Calculations and audits thereof shall be undertaken by Seller and Buyer within 90 days of each annual anniversary, with any payment owed by one party to the other paid within 120 days of each annual anniversary. Seller and Buyer shall each have the right to inspect and photocopy those books and records of the other necessary to verify any amounts that may be owed by one party to the other under this Section.

         1.4.5.   Purchase Price Earn-Out for NCQA Accreditation.

     Buyer shall pay Seller Three Million Dollars ($3,000,000.00) if Seller achieves for the HMO Business a full one-year or better non-provisional National Committee on Quality Assurance ("NCQA") accreditation certificate for the NCQA survey currently scheduled on or about July of 1998. Buyer shall pay Seller such amount within five business days of receipt of proof of such certification from NCQA. Buyer agrees not to take any action other than entering into this Agreement which might delay the July, 1998 NCQA site visit.

     1.4.6. Purchase Price Decrease for Decrease in Certain Member Accounts.

     If at Closing, the total number of Seller's Commercial HMO Members (as herein defined) plus Medicare risk HMO Members is less than 114,000, Buyer shall be entitled to reduce the Purchase Price by an amount equal to Seven Hundred Forty Five Dollars ($745.00) multiplied by the difference between the total number of Seller's Commercial HMO Members plus Medicare risk HMO Members and 114,000; provided, however, that if Buyer declines to accept the assignment, reinsurance, novation or other transfer of certain Commercial HMO Members or Medicare risk HMO Members from Seller to Buyer, including, without limitation, Group 3000, such Commercial HMO Members or Medicare risk HMO Members shall not be included in this difference. Calculation and audits of Seller's actual Commercial HMO Members plus Medicare risk HMO Members as of Closing shall be undertaken by Seller and Buyer within 90 days of the Closing. Such calculation and audit shall be completed within 180 days following the Closing. For purposes of such calculation, an individual shall not be considered a Commercial HMO or Medicare risk HMO Member if there is an account receivable for premiums associated with such individual in excess of 120 days. Buyer shall apply such reduction first to offset any amounts owed by Buyer to Seller under Sections
1.4.4 and 1.4.5. If such offset proves to be inadequate, Seller shall be required to refund to Buyer the remaining amount owed within 15 business days. The term "Commercial HMO Members" shall mean those persons enrolled with Seller for HMO and point-of-service benefits under group and individual Subscriber Agreements, including, without limitation, through the Old National Accounts and OPM and other governmental groups, but excluding any Medicare cost enrollees, fee-for-service patients and preferred provider organization beneficiaries.

     1.4.7. Purchase Price Adjustment for Premium Yield Attributable to Certain Members.

     Seller's estimated commercial HMO Premium Yield (as hereinafter defined) for the first quarter of 1998 is $123.12 as illustrated by the table below.


Account                                     Dues                       Member           Premium
                                            Number                     Revenue          Months            Yield

Group                                       4100 & 4110                $40,166,169      331,298           $121.24
Member Dues Allowance & Adj                 4060                           (470,543)    ----              ---
Direct Pay                                  4150,4151,4152                2,952,240     16,770            $176.04
POS                                         Note 1                        1,685,221     12,003             $140.40
                                                                       ------------     ------            --------
Net Commercial Revenue
w/Gross POS Revenue                         Note 2                     44,333,087       360,071           $123.12
                                                                       ==========================================

     Note 1: POS revenue shall be calculated as follows: account number 4020 less account number 4920; gross up net balance by 40%.

Note 2: Account number 4950, other regions' members dues is not included in this calculation.

     If, for the first calendar quarter of 1998, the actual Premium Yield for all Commercial HMO Members is not $123.12, (i) Seller shall (up to a maximum of Three Million Five Hundred Thousand Dollars ($3,500,000.00)) pay to Buyer if the Premium Yield is lower than $123.12, or (ii) Buyer shall (up to a maximum of Three Million Five Hundred Thousand Dollars ($3,500,000.00)) pay to Seller if the Premium Yield is higher than $123.12, the difference between the actual Premium Yield and $123.12 multiplied by the actual number of Commercial HMO Member months for the same quarter times four. "Premium Yield" shall mean gross billed premiums (including 100% of premium revenue due Seller and Seller's Affiliates for point-of-service Members, without offset for the indemnity component of the point-of-service plan), less cancellations, returned premiums, and bad debt but shall not include deductions for commissions, premium taxes or Texas Health Insurance Risk Pool Assessments. The calculation required by this Section shall be made by Seller and Buyer within 60 days of Closing with any payment owed due within 90 days of Closing. Such calculation shall be performed using the identical methodology as the calculations set forth above, subject to such methodology being consistent with Seller's past practice as it relates to payment of commissions.

         1.4.8.   Allocation.

     Prior to the Closing Date, the parties shall agree to an allocation of the Purchase Price among the Assets in accordance with the Code; provided, however, the parties' agreement on such allocation shall not be a condition to Closing.

1.5.     Closing and Closing Date.

     The actions contemplated to consummate the transactions under this Agreement shall take place on the date ("Closing Date") which, unless otherwise agreed by Buyer and Seller, shall be effective the last day of the month during the calendar month after all conditions precedent of Buyer and Seller which are set forth in this Agreement have been fully satisfied or have been waived in writing; provided, however, that notwithstanding the actual time of the day on the Closing Date at which the actions contemplated to consummate this Agreement shall occur, and unless otherwise agreed to by the parties, the closing ("Closing") shall be deemed to be effective as of and to occur, and the risk of loss shall pass Seller to Buyer, at 12:01:01 a.m. (Central Standard Time, adjusted for daylight savings time, if applicable) on the Closing Date. Closing shall commence on the Closing Date at the offices of Seller's counsel, the law firm of Jenkens & Gilchrist, A Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas Texas 75202, at 10:00 a.m. (Central Standard Time, adjusted for daylight savings time, if applicable). Notwithstanding the foregoing, Buyer shall not be obliged to close prior to October 31, 1998 if it has not received approval of the HCFA Novation Agreement prior to that date.

1.6.     Actions to be Taken at Closing.

     Subject to the terms and  conditions  set forth in this  Agreement,  at the
Closing:

         1.6.1.   Buyer's Deliveries.

         Buyer shall deliver to Seller:

     (a) Ninety Seven Million Two Hundred Twenty Four Thousand Three Hundred Nine Dollars ($97,224,309.00) of the Purchase Price (as may be adjusted pursuant to this Agreement) by Federal Reserve Bank wire transfer of good funds;

     (b) One or more Bill of Sale, Assignment and Assumption Agreements, substantially in the form of Exhibit 1.6.1(b) relating to the Assets (except the Subscriber Agreements) conveyed to the Buyer hereunder, and such other instruments and agreements as may be reasonably necessary to effect Buyer's assumption of the Assumed Liabilities (except those relating to the Subscriber Agreements);

     (c) An assumption reinsurance agreement ("Assumption Reinsurance Agreement"), substantially in the form of Exhibit 1.6.1(c), relating to the Subscriber Agreements conveyed to Buyer hereunder, and such other instruments and agreements as may be reasonably necessary to effect Buyer's assumption of the Subscriber Agreements;

     (d) The Insurance Assumption Reinsurance Agreement, substantially in the form as set forth in Exhibit 1.6.1(d), executed by Sierra Health and Life

     Insurance Company, Inc. and KPIC, together with confirmation of Federal Reserve Bank wire transfer of good funds of the purchase price thereunder to KPIC in the amount specified in such agreement, and delivery of all documents required under that agreement;

     (e) The sublease agreements relating to the certain leased real property ("Leased Real Property"), executed by Buyer, Seller and the applicable lessor, and the documents and transfer of funds required by the Master Purchase and Sale Agreement ("Master Purchase and Sale Agreement") of even date herewith between Seller and Southwest Realty, Inc., a Nevada corporation;

     (f) The opinion of Buyer's counsel in the form described in Section 6.1;

     (g) All necessary consents, approvals or authorizations of third parties required to be obtained by Buyer under the terms of this Agreement, it being expressly agreed by the parties that failure by Buyer to obtain or provide such consents, estoppels, approvals or authorizations shall not be a condition to Seller's obligations to close the transactions contemplated hereby;

     (h) Good standing certificates for Buyer, dated no earlier than 30 days before the Closing Date, from its state of incorporation;

     (i) Copies of the resolutions duly adopted by the Board of Directors or Executive Committees of Buyer authorizing Buyer's execution, delivery and performance of this Agreement and of all documents related hereto or contemplated herein;

     (j) Certificate of Buyer, dated as of the Closing Date, signed by an authorized representative of Buyer and certifying that the covenants and agreements to be performed and complied with by Buyer have been performed and complied with in all material respects;

     (k) Certificate of Buyer, dated as of the Closing Date, signed by authorized representatives of Buyer and certifying that each of the respective representations and warranties of Buyer set forth in this Agreement shall be true and correct at and as of the Closing Date, as contemplated by Section 3.2;

     (l) The Subsidy Agreement, in the form of Exhibit 1.6.1(l), executed by Buyer and Buyer's Affiliates, as the case may be, and such other instruments and agreements as specifically provided therein;

     (m) That certain transition agreement ("Transition Agreement"), substantially in the form of Exhibit 1.6.1(m), executed by Buyer and Buyer's Affiliates, as the case may be, and such other instruments and agreements as specifically provided therein; and

     (n) That certain medical services agreement ("Medical Services Agreement"), substantially in the form of Exhibit 1.6.1(n), executed by Buyer and Buyer's Affiliates, as the case may be, and such other instruments and agreements as specifically provided therein.

         1.6.2.   Seller's Deliveries.

     Seller, and Seller's Affiliates, as applicable, shall deliver to Buyer, or to the extent any Assets are owned by Seller's Affiliates, shall cause Seller's Affiliates to deliver to Buyer:

         (a)      Possession of the Assets to be conveyed to Buyer hereunder;

     (b) One or more Bill of Sale, Assignment and Assumption Agreements, substantially in the form of Exhibit 1.6.1(b), conveying all Assets to be conveyed to Buyer hereunder, and such other instruments and agreements as may be reasonably necessary to effect Seller's assignment of the Assumed Liabilities (except those relating to the Subscriber Agreements);

     (c) The Reinsurance Agreements, substantially in the form of Exhibits 1.6.1(c) and 1.6.1(d), and such other instruments and agreements as may be reasonably necessary to effect Buyer's assumption of the Subscriber Agreements;

     (d) The opinion of Seller's counsel in the form described in Section 5.1;

     (e) All necessary consents, estoppels, approvals, authorizations or other documents from third parties in a form reasonably satisfactory to Buyer required to be obtained by Seller or Seller's Affiliates hereunder, it being expressly agreed by the parties that failure by Seller to obtain or provide all such consents, estoppels, approvals or authorizations shall not be a condition to Buyer's obligation to close the transactions contemplated hereby;

     (f) All necessary consents, estoppels, approvals, authorizations or other documents executed by Seller's Affiliates in a form reasonably satisfactory to Buyer which are necessary to convey to Buyer the Assets owned by Seller's Affiliates;

     (g) Good standing certificates for Seller dated no earlier than 30 days before the Closing Date, from its state of incorporation;

     (h) Copies of the resolutions duly adopted by the Board of Directors or Executive Committee of Seller authorizing Seller's execution, delivery and performance of this Agreement and of all documents related hereto or contemplated herein;

     (i) Certificate of Seller, dated as of the Closing Date, signed by authorized representatives of Seller and certifying that the covenants and agreements to be performed and complied with by Seller have been performed and complied with in all material respects or have been waived by Buyer; it being expressly agreed by the parties that, except as expressly provided in Section
5.4 and Section 5.6, Seller's compliance with the covenants and agreements contained in this Agreement shall not be a condition to Buyer's obligation to close the transactions contemplated hereby. Notwithstanding the above, if such covenants and agreements have not been complied with in all material respects, Seller shall provide a list describing in reasonable detail the extent of the non-compliance;

     (j) Certificate of Seller, dated as of the Closing Date, signed by authorized representatives of Seller and certifying that each of the respective representations and warranties of Seller set forth in this Agreement shall be true and correct at and as of the Closing Date or has been waived by Buyer, as contemplated by Section 2.2; it being expressly agreed by the parties that, except as expressly provided in Section 5.4 and Section 5.6, Seller's representations and warranties being accurate at Closing (other than the representations in Section 2.1.1, 2.1.2, 2.1.5, 2.1.9 and 2.1.11) is not a condition to Buyer's obligation to close the transactions contemplated hereby. Notwithstanding the above, if such representations and warranties are not true and correct on the Closing Date, Seller shall provide a list describing in reasonable detail the extent of the discrepancies;

     (k) Such other documents reasonably required by Buyer to transfer fully the Assets to Buyer or to complete the transactions contemplated hereunder;

     (l) The Subsidy Agreement, in the form of Exhibit 1.6.1(l), executed by Seller and Seller's Affiliates, as the case may be, and such other instruments and agreements as specifically provided therein; and

     (m) The Transition Agreement, substantially in the form of Exhibit 1.6.1(m), executed by Seller and Seller's Affiliates, as the case may be, and such other instruments and agreements as specifically provided therein.

         1.6.3.   Third Party Consents.

     (a) To the extent that Seller's rights under any contracts (other than the Subscriber Agreements) relating to the Business may not be assigned without the consent of a third party, which consent has not been obtained prior to Closing, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful. Seller, at its expense, shall use its commercially reasonable efforts to obtain any such required consents as promptly as possible after Closing. If any such consents are not obtained or if any attempted assignment would be ineffective or would impair Buyer's rights so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and by the terms of the applicable contract(s), at Seller's expense, shall act for six months after the Closing as Buyer's agent in order to obtain for Buyer the benefits thereunder, and shall cooperate, to the maximum extent permitted by law and by the terms of the applicable contract(s), with Buyer in any other reasonable arrangement designed to provide the benefits of such contracts to Buyer. Alternatively, at Seller's option, Seller may recharacterize any contract of Seller for which the required consent of a third party could not be obtained at Closing or within six months after Closing Date as an Excluded Asset (and not an Asset to be transferred to Buyer), and all rights and obligations relating to such contract shall remain with Seller.

     (b) Notwithstanding Section 1.6.3(a) above, should Seller be unable to obtain the third party consents required to assign the hospital contract with certain Columbia hospitals, dated January 1, 1995, as amended ("Columbia Hospital Contract"), Seller shall attempt to substitute an adequate hospital network for the existing service area of the HMO Business. Irrespective of whether Seller or Buyer provides such substitute hospital network, Seller shall pay to Buyer 75% of the excess (if any) of the amount that Buyer must pay for hospital services with such substitute hospital delivery network over the amount which Buyer would have enjoyed as an assignee of Seller pursuant to the Columbia Hospital Contract, for the period from the Closing Date through December 31, 1999. The amount due hereunder shall be determined by repricing the services actually used during the period in question as if they had been provided under the Columbia Hospital Contract.

     (c) All third party consent issues with respect to the Subscriber Agreements shall be resolved pursuant to the terms of the Assumption Reinsurance Agreement.

2.       REPRESENTATIONS AND WARRANTIES OF SELLER.

     The parties acknowledge that there are additional representations and warranties relating to the Subscriber Agreements set forth in the Assumption Reinsurance Agreement. "Material Adverse Effect" means, with respect to Seller, an adverse effect on the Assets or the Assumed Liabilities which would materially impair the ability of Buyer to operate the Business in substantially the manner it has been heretofore conducted.

2.1.     Representations and Warranties of Seller.

     As of the Execution Date, Seller represents and warrants to Buyer as follows:

         2.1.1.   Organization and Good Standing.

     Seller is a non-profit corporation duly organized, validly existing and in good standing under the laws of the jurisdiction if its organization, has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on the Business, as it is now being conducted, and is duly qualified and in good standing to do business under the corporate laws of each jurisdiction in which the nature of the Business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

         2.1.2.   Seller's Authority and No Breach.

     Seller has all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller and, as necessary, Seller's Affiliates. This Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in all material respects in accordance with its terms, except insofar as enforcement may be limited by insolvency or similar laws affected the enforcement of creditors' rights in general, and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         2.1.3.   No Violations.

     Except for consents of third parties required under contracts, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in, any material violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or the loss of a material benefit under, or the creation of a material lien, material security interest or other material encumbrance with respect to, any material portion of the Assets or Assumed
Liabilities (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation"), pursuant to any provision of the Articles of Incorporation or By- laws of Seller, (ii) result in any Violation of any material agreement which constitutes part of the Assets or Assumed Liabilities, (iii) result in any Violation of any judgment, order or decree entered with respect to Seller or to which the Assets or the Assumed Liabilities are subject, or, (iv) to Seller's knowledge, result in any Violation of any statute, law, ordinance, rule or regulation applicable to the Assets or the Assumed Liabilities, except in each of clauses (i) through (iv), where such Violations, individually or in the aggregate, would not have a Material Adverse Effect.

         2.1.4.   No Consents.

     No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign ("Governmental Entity"), is required by or with respect to Seller in connection with the execution and delivery of this Agreement by Seller, or the consummation by Seller of the transactions contemplated hereby, except for (i) the filing of a premerger notification report by Seller under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), and (ii) such filings, authorizations, orders and approvals as may be required by federal, state and local Governmental Entities, including those in connection with Seller's insurance business.

         2.1.5.   Seller's Financial Statements.

     Seller has delivered (or if not yet available as of the Execution Date will promptly deliver when available prior to the Closing Date) to Buyer, complete and correct copies of (i) the audited balance sheets of Seller as at December 31, 1995, 1996 and 1997, and those related audited statements of income and cash flows, for the fiscal years ended on those dates, together with all footnotes and (ii) the unaudited interim balance sheet and statement of income for Seller for the fiscal period ended on March 31, 1998 and subsequent quarters prior to Closing. All of such financial statements fairly present, in all material respects, as at and for the periods then ended, as the case may be (subject, in the case of the unaudited balance sheet and income statement, to normal, recurring adjustments and the absence of footnotes), the financial position and results of operations of Seller in conformity with generally accepted accounting principles prevailing in the United States ("US GAAP") or statutory or other accounting practices prescribed or permitted by the insurance regulatory authorities in the State of Texas, in each case applied on a basis consistent throughout the reported periods. Such financial statements (i) do not contain or when delivered will not contain, as the case may be, any item of extraordinary or non-recurring income or expense (except as specified therein); and (ii) reflects all write-offs or necessary revaluation of assets (except as specified therein). The reserves recorded in the accounting records of Seller for insurance or HMO policy benefits, losses, claims and expenses and any other reserves were prepared in accordance with the statutory or other accounting practices prescribed or permitted by the insurance regulatory authorities of the State of Texas and make good and sufficient provisions for all insurance obligations of Seller.

         2.1.6.   Litigation.

     To Seller's knowledge, except as set forth on Schedule 2.1.6, there are no actions, suits, proceedings, of any kind pending, or investigations of any kind now pending or threatened in writing and involving Seller, the Assets or the Assumed Liabilities, which may have a Material Adverse Effect.

         2.1.7.   Compliance With Applicable Laws.

     Except as set forth on Schedule 2.1.7, and except to the extent that non-compliance would not have a Material Adverse Effect, the Business of Seller is being conducted in compliance with all applicable laws, rules, ordinances, regulations, licenses, or judgments, or orders, rules, regulations, licenses, judgments, or decrees of Governmental Entities. Seller holds all certificates of authority, permits, licenses, consents, certificates, orders and approvals from all Governmental Entities (collectively, "Seller's Permits") which are necessary to own, lease and operate the Assets in the manner heretofore conducted, except to the extent that failure to hold same does not result in a Material Adverse Effect. Seller has filed all material statements and reports with insurance regulatory authorities required by the law, regulations, licensing requirements and orders administered or issued by such regulatory authorities. To Seller's knowledge, no event has occurred with respect to any of such Seller's Permits which would cause revocation, termination or suspension of any of such Seller's Permits if such revocation, termination, suspension or impairment would have a Material Adverse Effect. Seller has not, and, to Seller's knowledge, none of its executive officers, directors or employees (in their respective capacities as such), has engaged in any activity constituting fraud or abuse under the laws relating to health care or insurance.

         2.1.8.   Labor and Employment Matters.

     Except as set forth on Schedule 2.1.8, (i) Seller has no employees who are represented by a labor union or organization, no labor union or organization has been certified or recognized as a representative of any such employees, and Seller is not a party to and does not have any obligation under any collectively bargaining agreement or other contract or agreement with any labor union or organization; (ii) there are no pending or, to Seller's knowledge, threatened, representation campaigns, elections or proceedings or questions concerning union representation involving any employees of Seller; and (iii) Seller does not have any knowledge of any activities or efforts of any labor union or organizations (or representatives thereof) to organize any of its employees, any demands for recognition for collective bargaining, any strikes, slowdowns, work stoppages or lock-outs of any kind, or threats thereof, by or with respect to any employees of Seller, and no such activities, efforts, demands, strikes, slowdowns, work stoppages or lock-outs occurred during a three-year period preceding the Execution Date.

         2.1.9.   Absence of Certain Changes.

     Since March 31, 1998, except (i) as set forth on Schedule 2.1.9, (ii) for the execution and delivery of this Agreement and changes in Seller's properties or Business attributable to the transactions contemplated or necessitated by this Agreement and the Related Agreements (as herein defined) (including, without limitation, the spin-off of Consolidated Service Center assets, employees and operations on or before Closing), and (iii) as disclosed in Seller's financial statements as previously delivered or to be delivered to
Seller:

     (a) Seller has not made any material change in its accounting methods or practices with respect to its condition, operations, the Business, the Assets, or the Assumed Liabilities;

     (b) Seller has not entered into or materially amended any contract requiring payment by Seller, on an annualized basis, of more than $250,000, which contract is not terminable without cause on 90 days notice or less;

     (c) Seller has not permitted any lien, charge or encumbrance on the Assets, to the extent such lien, charge or encumbrance would have a Material Adverse Effect;

     (d) Seller has not increased, or agreed to increase, the compensation of any of the Terminated Employees, over the rate being paid to them on March 31, 1998, other than normal merit and cost-of-living increases pursuant to customary arrangements consistently followed and any special retention bonuses relating to the winding down of Seller's Business;

     (e) Except for transactions that, individually or in the aggregate, would not have a Material Adverse Effect, Seller has (i) conducted its Business in a commercially prudent manner, as a going concern and in the ordinary course, and consistent with such operation, complied in all material respects with applicable legal and contractual obligations, consistent with past practice;
(ii) used commercially reasonable efforts, consistent with past practice, to preserve the goodwill of its Members and its employees, including without limitation, issuing rate quotes and taking such other action as may be necessary; and (iii) not intentionally taken any action outside of the ordinary course of business which would tend to cause employer groups, suppliers or Members to cease their respective affiliations with Seller.

         2.1.10.           Material Contracts.

     Each material contract constituting part of the Assets or the Assumed Liabilities is in full force and effect and is valid and enforceable by Seller in accordance with its terms, except insofar as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights in general, and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Seller is not in material default in the observance or the performance of any term or obligation to be performed by its under any such Agreement to the extent that such default would cause a Material Adverse effect. To Seller's knowledge, no other person is in material default in the observance or the performance of any term or obligation to be performed by it under any such contract to the extent that such a default would cause a Material Adverse Effect. There is currently no outstanding bid or contract proposal by Seller which, if accepted or entered into, might reasonably be expected to result in a Material Adverse Effect. Seller has provided, or will provide before 60 days after the Execution Date, originals or true and correct copies of all contracts constituting part of the Assets or Assumed Liabilities requiring payment by Seller, on an annualized basis, of more than $250,000 and which contracts are not terminable on 90 days notice or less.

         2.1.11.           Title to and Condition of Assets.

     Except as set forth on Schedule 2.1.11 or reflected on the Opening Balance Sheet, Seller has good title to the Assets, whether owned or leased, in each case subject to no mortgage, pledge, conditional sales contract lien, security interest, right of possession in favor of any third party, claim or other encumbrance (collectively, "Liens"), and except with respect to leased property, the provisions of the applicable leases. No representation or warranty is being made with respect to the physical condition of the Assets, and Buyer shall receive the Assets in their "AS-IS" condition.

         2.1.12.           Patents, Copyrights, Service Marks and Trademarks.

     Seller is not transferring to Buyer any patents, copyrights, service marks, trademarks, or other intellectual property other than its rights, as a licensee, to use certain software, as described elsewhere in this Agreement.

         2.1.13.           No Broker or Finders.

     No broker or finder is involved on behalf of Seller or an Affiliate of Seller in connection with the sale of the Assets, nor may any broker or finder involved on behalf of Seller claim any commission on account of the sale of the Assets. The parties acknowledge that Wasserstein Perella & Co. has been engaged by Seller as a financial advisor to Seller, and the fees of Wasserstein Perella & Co. shall be paid for by Seller.

         2.1.14.           Tax Returns and Tax Liabilities.

     To Seller's knowledge, Seller has made and is current with respect to all reports, returns and other filings (collectively, "Returns") required to be furnished from time to time to all federal, state, local or other governmental tax or fiscal authorities (including, without limitation, all real and personal property, informational, franchise and withholding taxes and other Returns); all such Returns so furnished were correct in all material respects; and based on the applicable measure of Seller's operations or Assets during the period in question; each such Return correctly stated and reported the amount due in all material respects; true and correct copies of all such Returns are included in Seller's files; and all amounts reflected as due and payable on the Returns have been paid.

         2.1.15.           No Untrue Representation or Warranty.

     To Seller's knowledge, no representation or warranty by Seller in this Agreement, nor any statement or certificate furnished or to be furnished to Buyer pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact.

2.2.     Representations and Warranties True and Correct at Closing; Breaches.

     Seller shall execute and deliver to Buyer a certificate signed by an authorized representative of Seller, dated as of the Closing Date, stating that each of the representations and warranties of Seller made herein are true and correct in all respects as of the Closing Date, or describing the manner in which such representations and warranties are not true and correct. With the exception of Sections 2.1.1, 2.1.2, 2.1.5, 2.1.9 and 2.1.11, if any of the representations and warranties of Seller are not true and correct as of the Closing Date, then Buyer shall be entitled to indemnification for any and all losses as provided in Section 11, but shall nevertheless be obligated to conclude the transactions contemplated hereby. The consummation of the transactions under this Agreement by Buyer shall not constitute a waiver of Buyer's rights to indemnification for a breach of a representation or warranty provided for in this Section.

3.       REPRESENTATIONS AND WARRANTIES OF BUYER.

     The parties acknowledge that there are additional representations and warranties relating to the Subscriber Agreements set forth in the Assumption Reinsurance Agreement. "Material Adverse Effect" means, with respect to Buyer, a material adverse effect on Buyer's ability to consummate the transactions set forth herein.

3.1.     Representations and Warranties of Buyer.

     As of the Execution Date, Buyer represents and warrants to Seller as follows:

         3.1.1.   Organization and Good Standing.

     Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business, as it is now being conducted, and is duly qualified and in good standing to do business under the corporate laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

         3.1.2.   Buyer's Authority and No Breach.

     Buyer has all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer, and, as necessary, Buyer's Affiliates. This Agreement constitutes a valid and binding obligation of Buyer, enforceable against Buyer in all material respects in accordance with its terms, except insofar as enforcement may be limited by insolvency or similar laws affected the enforcement of creditors' rights in general, and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.1.3.   No Brokers or Finders.

     No broker or finder is involved on behalf of Buyer in connection with the sale of the Assets, nor may any broker or finder involved on behalf of Buyer claim any commission on account of the sale of the Assets. The parties acknowledge that Bear Stearns has been engaged by Buyer as a financial advisor to Buyer, and the fees of Bear Stearns shall be paid for by Buyer.

         3.1.4.   Buyer's Consents.

     No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer, or the consummation by Buyer of the transactions contemplated hereby, except for (i) the filing of a premerger notification report by Seller under the HSR Act, and (ii) such filings, authorizations, orders and approvals as may be required by foreign, state and local Governmental Entities, including those in connection with Buyer's insurance business.

         3.1.5.   No Untrue Representation or Warranty.

     To Buyer's knowledge, no representation or warranty by Buyer in this Agreement, nor any statement or certificate furnished or to be furnished to Seller pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact.

3.2.     Representations and Warranties True and Correct at Closing; Breaches.

     Buyer shall execute and deliver to Seller a certificate signed by an authorized representative of Buyer, dated as of the Closing Date, stating that each of the representations and warranties of Buyer made herein are true and correct in all respects as of the Closing Date, or describing the manner in which such representations and warranties are not true and correct. If any of the representations and warranties of Buyer are not true and correct as of the Closing Date, then Seller shall be entitled to indemnification for any and all losses as provided in Section 11. The consummation of the transactions under this Agreement by Seller shall not constitute a waiver of Seller's rights to indemnification for a breach of a representation or warranty provided for in this Section.

4.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     The representations and warranties of Buyer and Seller contained in Sections 2 and 3 of this Agreement shall survive for a period of 18 months following the Closing.

5.       BUYER'S CONDITIONS PRECEDENT TO CLOSING.

     Buyer's agreement to purchase and to pay for the Assets hereunder is subject to compliance with and the occurrence of each of the following conditions on or before Closing, except as any thereof may be waived in writing by Buyer:

5.1.     Opinion of Counsel.

     Seller shall have furnished Buyer with an opinion of its counsel, Jenkens & Gilchrist, A Professional Corporation, dated the Closing Date, substantially in the form and substance attached hereto as Exhibit 5.1.

5.2.     Agreements.

     Seller shall have executed and delivered to Buyer all agreements, instruments, certificates and other documents to be delivered by Seller or, as necessary, Seller's Affiliates, as required by Section 1.6.2(a) through (j) and
(l)-(m). Seller shall have executed and delivered to Buyer all other agreements, instruments, certificates, and other documents to be delivered by Seller, or, as necessary, Seller's Affiliates (including, without limitation, to those items contemplated by Section 1.6.2(k)); provided, however, that Buyer shall be obligated to consummate this transaction if Seller has substantially performed its obligations and is proceeding in good faith and with due diligence to obtain these particular documents not delivered at Closing with respect to deliveries required by Section 1.6.2(k).

5.3.     Corporate Resolutions.

     Seller shall provide Buyer with appropriate resolutions from its Board of Directors, authorizing Seller to effectuate the actions required by Seller to consummate the transactions contemplated by this Agreement.

5.4.     Seller's Representations and Warranties True and Correct.

     The representations and warranties of Seller set forth in Section 2.1.1, 2.1.2, 2.1.5, 2.1.9 and 2.1.11 shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date. Buyer shall have received a certificate signed on behalf of Seller by an authorized officer of Seller to the effect that the representations and warranties of Seller set forth in those Sections (as amended through disclosure submitted to Buyer on or before the Closing regarding events arising since the Execution Date) shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

5.5.     Litigation.

     No order has been issued in any action, suit or proceeding before any court or administrative authority in any domestic or foreign jurisdiction of any kind, that enjoins the consummation of this Agreement or any Related Agreements.

5.6.     Certain Covenants.

     Seller shall have complied with its obligations in Sections 8.1(a) and 8.1(b), and 8.2 in all material respects.

6.       SELLER'S CONDITIONS PRECEDENT TO CLOSING.

     Seller's agreement to sell and to deliver the Assets to be sold hereunder is subject to the payment at Closing of the Purchase Price payable at Closing and compliance with and the occurrence of each of the following conditions on or before Closing, except as any thereof may be waived in writing by Seller.

6.1.     Opinion of Counsel.

     Buyer shall have furnished Seller with one or more opinions of its counsel, dated the Closing Date, substantially in the form and substance attached hereto as Exhibit 6.1.

6.2.     Corporate Resolutions.

     Buyer shall provide Seller with appropriate resolutions from its Board of Directors (which resolutions were obtained prior to the execution of this Agreement), authorizing Buyer to effectuate the actions required by Buyer to consummate the transactions contemplated by this Agreement.

6.3.     Agreements.

     Buyer  shall  have  executed  and  delivered  to  Seller  all   agreements,
instruments, certificates and other documents to be delivered by Buyer or Buyer's Affiliates.

6.4.     Buyer's Representations and Warranties True and Correct.

     The  representations and warranties of Buyer set forth in Section 3.1.1 and
3.1.2 shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date. Seller shall have received a certificate signed on behalf of Buyer by the chief executive officer and the chief financial officer of Buyer to the effect that the representations and warranties of Buyer set forth in those Sections (as amended through disclosure submitted to Seller on or before the Closing regarding events arising since the Execution Date) shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

6.5.     Litigation.

     No order has been issued in any action, suit or proceeding before any court or administrative authority in any domestic or foreign jurisdiction of any kind, that enjoins the consummation of this Agreement or Related Agreements.

7.       JOINT CONDITIONS PRECEDENT TO CLOSING.

     In addition to the matters set forth in Sections 5 and 6, Seller's and Buyer's agreement hereunder are subject to the occurrence of the following conditions:

7.1.     Medical Services Agreement.

     Buyer or its Affiliate shall have executed the Medical Services Agreement relating to the provision of professional physician services to the Members, in substantially the form attached as Exhibit 1.6.1(n)..

7.2.     Governmental Consents and Approvals.

     Buyer and Seller shall have obtained from any and all local, state and federal Governmental Entities all appropriate and necessary approvals or consents required, or exemptions thereof (but which shall not include OPM or HCFA), to effect the transactions set forth in this Agreement and to enable Buyer to operate the Business; provided, however, each of the parties shall have used its best efforts to obtain such approvals, consents or exemptions.

7.3.     Hart-Scott-Rodino.

     Buyer and Seller shall have made the required filings under the HSR Act with respect to the transactions contemplated by this Agreement, and all additional submissions required to be made thereunder, and the waiting periods under the HSR Act shall have terminated; provided, however, each of the parties shall have used its best efforts to obtain such approvals, consents or exemptions.

7.4.     Closing of Transactions Under Related Agreements.

     The transactions contemplated by the Master Purchase and Sale Agreement, the Reinsurance Agreements, and the Asset Sale and Purchase Agreement between Permanente Medical Association of Texas and Buyer, shall have closed concurrently with the transactions contemplated by this Agreement. The Medical Services Agreement described in Section 1.6.1(n), the Transition Agreement described in Section 1.6.1(m), the Subsidy Agreement described in Section 1.6.1(l), and the agreements described in this Section, together with their schedules and exhibits, shall be known as the "Related Agreements."

8.       ADDITIONAL AGREEMENTS OF SELLER.

8.1.     Conduct of Business Pending Closing.

     From the Execution Date until the Closing, Seller agrees that, with respect to the operation and maintenance of the Business, except as otherwise consented to by Buyer in writing, Seller will:

     (a) Conduct the Business in a commercially prudent manner, as a going concern and in the ordinary course, and consistent with such operation, comply in all material respects with applicable legal and contractual obligations, consistent with past practice;

     (b) Use commercially reasonable efforts, consistent with past practice, to preserve the goodwill of its Members and its employees including without limitation, issuing rate quotes and taking such other action as may be necessary;

     (c) Not intentionally take any action outside of the ordinary course of business which would tend to cause employer groups, suppliers or Members to cease their respective affiliations with Seller;

     (d) Not enter into or materially amend any contract requiring payment, on an annualized basis, of more than $250,000.00 which contract is not terminable without cause on 90 days notice or less;

     (e) Not permit any lien, charge or encumbrance on the Assets, to the extent such lien, charge or encumbrance would have a Material Adverse Effect; or

     (f) Not take any action (or omit to take any action), which action or omission would cause any representation or warranty contained herein to be untrue in any material respect at any time through the Closing Date, as if such representation or warranty were made at and as of such time.

8.2.     Access to Documents and Premises.

         8.2.1.   Inspection of Books and Records.

     From the Execution Date through the Closing Date, Buyer, its counsel, accountants, and other representatives shall, subject to confidentiality covenants made by Seller to third parties and state and federal antitrust laws, have the right to inspect the books and records of Seller relating to the Business and the Assets, including inspection (without photocopying) by Buyer's counsel to the extent possible without waiving any privileges with respect to information regarding all actions, suits, proceedings or investigations of any kind, now pending or threatened in writing, involving Seller or Seller's Affiliates with respect to the Business. Any such inspection shall occur during normal business hours and shall be scheduled by Buyer and Seller following request for inspection made to Seller. All inspections shall be conducted by Buyer and Seller in such a manner as to maximize all applicable privileges. Buyer and its representatives shall use their best efforts to conduct their inspection in such a manner as not to be disruptive to Seller's employees or business operations. Buyer shall reimburse Seller for any damage, whether to the Assets or otherwise, caused by Buyer or Buyer's representatives during the inspection process.

         8.2.2.   Request for Access.

     All requests of Buyer, its counsel and such other representatives for books, records, or interviews with Seller's officers, directors, or employees shall be coordinated through Peter Hohl, Director of Acquisitions/Alliance Services for Seller, or his designee.

8.3.     Breach by Seller.

     Except as provided in Section 5.6, Seller's compliance with the covenants of Sections 8.1 and 8.2 shall not be a condition to Closing, but, rather, breach of such covenants shall entitle Buyer to recover their actual damages resulting therefrom in accordance with Section 11.

8.4.     Noncompetition and Nonsolicitation.

     (a) Seller agrees that for a period of five years after the Closing Date, neither Seller nor Seller's Affiliates will, directly or indirectly, through an entity controlled by them or their Affiliates, (i) own, manage, operate, develop, join, control or participate in the ownership, management, operation, development or control of, any Competitive Business (as defined below) whether in corporate, proprietorship, professional association or partnership form or otherwise located in the greater metropolitan areas of Houston, Texas, or Dallas-Fort Worth, Texas, or any other area within the State of Texas where Seller or its Affiliates conducted business as of the Closing Date, or (ii) make any federal, state or local regulatory filing with the purpose of being granted a permit, license or any other authorization, or otherwise qualifying to participate in the State of Texas in any Competitive Business. "Competitive Business" shall mean any health insurance, medical group practice, health care provider or hospital business, including, without limitation, any health maintenance organization, health care preferred provider organization, multiple employer trust program or traditional indemnity program offered by Seller or any other Affiliate of Seller. The parties specifically acknowledge and agree that the remedy at law for breach of the foregoing will be inadequate and that Buyer, in addition to any other relief available to it, shall be enticed to temporary and permanent injunctive relief without the necessity of proving actual damage. If the provisions of this Section should ever be deemed to violate, exceed or otherwise contravene the provisions of applicable law, then the parties agree that such provisions shall be reformed to set forth the maximum permissible limitations or provisions allowable by law.

     (b) The foregoing covenant not to compete shall not apply to fulfillment by Seller of its obligations under Seller's existing contracts with HCFA or OPM, existing accounts that are reinsured instead of assigned, or ownership of less than 5% of the issued and outstanding shares of stock in publicly traded corporations.

9.       ADDITIONAL AGREEMENTS OF BUYER.

9.1.     Maintenance of Records.

     Buyer shall retain all business and other records and documents relating to the Business and the Assets which are transferred to Buyer pursuant to this Agreement in accordance with Buyer's own record retention policies for the longer of six years or the time required by applicable law. Buyer shall make such records available for Seller's review and copying upon request of Seller or its agents, in a prompt manner, at a reasonable time and place, and Buyer shall be entitled to its actual costs of such cooperation; provided, however, that Seller shall keep all such records confidential to the extent required by law. Buyer shall be responsible for obtaining any and all consents required to release records to Seller. Buyer shall provide the records requested by Seller in the format requested by Seller, including, without limitation, on paper, on computer disk, or by direct electronic transmission, in a form compatible with Buyer's then existing systems. Buyer shall permit Seller to have access to and to copy such records during normal business hours with prior notice to Buyer of the time that such access shall be needed. Seller's employees, representatives, and agents shall conduct themselves in such a manner that Buyer's normal business activities shall not be unduly or unnecessarily disrupted. The provisions of this Section 9.1 shall survive for a period of six years after the Closing Date, or longer if required by applicable law.

9.2.     Communications.

     Between the Execution Date and the Closing Date, and unless otherwise specifically authorized in this Agreement or the Assumption Reinsurance Agreement, Buyer may not communicate, orally or in writing, with Members, service providers of Seller, employees of Seller, vendors of Seller, suppliers of Seller, or other third party contractors of Seller, concerning this transaction, without the prior written consent of Seller (which shall not be unreasonably withheld) except for Peter Hohl, Director of Acquisitions/Alliance Services for Seller, and George Tomberlin, Senior Counsel for Seller, or their designees. Nothing in this Section shall preclude either Buyer or Seller from communicating as it deems advisable with its own subscribers, government regulators, service providers, employees, vendors, shareholders, suppliers, and third party contractors required by law or in the ordinary course of business. In no event shall either party cause any oral or written communication to be issued relating to this transaction which disparages any other party or its Affiliates, unless otherwise required by law. Communications with the media shall be subject to the joint work plan to be developed by Buyer and Seller pursuant to Section 10.6.

10.      ADDITIONAL AGREEMENTS OF BUYER AND SELLER.

10.1.    Regulatory Milestones Prior to Closing.

     Seller and Buyer shall diligently and timely prepare and file the applications and submissions as may be required with respect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the filings set forth below. Buyer and Seller agree to take all reasonable actions required or requested by such authorities for the expeditious consideration and rendering of all such approvals, consents and authorizations. Seller and Buyer shall diligently and timely cooperate with each other and with all other parties in the submission of applications and of any and all such additional information or documentation requested by any such regulatory authorities.

         10.1.1.           HSR Filing.

     Seller and Buyer shall submit all notifications, report forms and other submissions to the Federal Trade Commission and the Antitrust Division of the Department of Justice sufficient to trigger the HSR Act waiting period within 14 calendar days of the Execution Date. Buyer shall provide Seller with time-stamped copies of all correspondence with the Federal Trade Commission and the Antitrust Division of the Department of Justice as proof of compliance with this Section.

         10.1.2.           Texas Department of Insurance.

     Buyer shall use its best efforts file all submissions required by the Texas Department of Insurance to approve the transactions contemplated hereby, including, without limitation, the Assumption Reinsurance Agreement, the application for Certificate of Authority or service area expansion, as necessary, and such other submissions as may be required by the Texas Department of Insurance, as soon as practicable after the Execution Date. Buyer shall make its initial filing with the Texas Department of Insurance pursuant to this Section within 14 calendar days of the Execution Date. Buyer shall provide Seller with time-stamped copies of all correspondence with the Texas Department of Insurance as proof of compliance with this Section.

10.2.    Health Care Financing Administration.

     Buyer and Seller acknowledge and agree that Seller's contracts with HCFA are not assignable without the written consent or approval of HCFA, and assignment of such contracts shall require the preparation and execution of a novation or other agreement and the submission of any and all applications or other documentation necessary to effectuate the novation ("HCFA Novation Agreement") among Seller, Buyer, and HCFA. Seller shall transfer and assign to Buyer as of the Closing the contracts with HCFA, or, at Buyer's election, Seller shall take all actions reasonably necessary to terminate the contracts with HCFA and Seller's obligations to provide services under the contracts with HCFA effective as of a date after the Closing that is acceptable to Buyer and HCFA, or to take any other actions reasonably required by Buyer or HCFA to transfer beneficiaries under the HCFA contracts to Buyer (each of which actions is referred to as the "Transfer"). If Seller has any obligations under the HCFA contracts to provide services to Medicare beneficiaries during the period commencing on the Closing Date to termination of the HCFA contracts, Buyer shall arrange or provide all such services to such beneficiaries. All amounts paid in respect of coverage or services during such period will be paid by Seller to and become the property of Buyer. Seller shall prepare a cost report for 1998 as required by HCFA and shall be responsible for, or entitled to the return of, any amounts due to, or from (as the case may be) HCFA with respect to contract periods prior to the Closing.

     Buyer shall make the initial filing required to be made by Buyer to effect the HCFA Novation Agreement within 14 calendar days of the Execution Date, unless a later date is requested by Seller. Buyer shall provide Seller with time-stamped copies of all correspondence with HCFA as proof of compliance with this Section. Buyer's and HCFA's entering into the HCFA Novation Agreement is not a condition to Buyer's obligation to close the transactions contemplated hereby.

10.3.    Office of Personnel Management.

     (a) Buyer and Seller acknowledge and agree that Seller's contract with OPM is not assignable without the written consent or approval of OPM, and assignment of such contract shall require the preparation and execution of a novation or other agreement ("OPM Novation Agreement") by and among Buyer, Seller and OPM. Seller shall cooperate in all commercially reasonable respects with Buyer in the preparation of the OPM Novation Agreement. Any documents which must be executed or prepared by Seller after the Closing shall be transmitted by Seller to OPM within a reasonable period of time after the Closing. Seller and Buyer shall cooperate reasonably to effect the transfer of the contingency reserve fund ("CRF") to Buyer's federal contract for the benefit of Buyer.

     (b) Subject to Sections 10.3(c) and 11.5 below, but not Sections 11.1 through 11.4, Seller hereby agrees to indemnify and hold harmless Buyer from and against any and all losses, damages, costs and expenses (including reasonable attorneys' fees) arising out of or sustained as a result of any negative adjustment made by the government under Seller's contract with OPM (such losses, damages, costs and expenses are hereinafter referred to as the "Indemnification Liability") with respect to contract periods prior to contract year 1999.

     (c) With respect to contract year 1999, Seller's indemnification obligation shall be limited to 75% of any Indemnification Liability up to a maximum amount of $2,000,000. Provided, however, that Seller shall have no liability under this Section to the extent that any rate adjustment required by OPM is (i) the result of rates quoted by Buyer which are lower than the current rates for existing groups of Seller as long as standard rating methodology was employed for rating similarly sized groups; and/or (ii) the result of rates quoted by Buyer for new groups. Seller further agrees that the rate charged OPM for contract year 1999 shall not be less than the rate charged OPM for 1998.

     (d) The CRF is and will be properly funded in accordance with OPM regulations and applicable laws. Only those amounts which OPM deems are in excess of what is required and OPM allows to be removed by a contractor under applicable laws and regulations as a lump sum payment will be considered an excess. Buyer shall, upon receipt from OPM of any lump sum payment resulting from any positive adjustment made by OPM for contract periods prior to contract year 1999, remit such amount to Seller. For contract year 1999, Buyer shall retain 25% of any lump sum payment resulting from any positive adjustment made by the OPM for that year and the balance shall be remitted to Seller. Payments to be made hereunder shall be by wire transfer within five business days of time of receipt of Buyer's payment from OPM. Buyer retains the right to offset any amounts otherwise due Seller under Section 10.3(b) from any such payment. Such payment shall be accompanied by a statement identifying the amount of the payment from OPM and the specific time period covered by the payment.

     (e) Buyer shall make all filings required to be made by Buyer to effect the OPM Novation Agreement within 14 calendar days of the Execution Date, unless a later date is requested by Seller. Buyer shall provide Seller with time- stamped copies of all correspondence with OPM as proof of compliance with this Section. Buyer's and OPM's entering into the OPM Novation Agreement is not a condition to Buyer's obligation to close the transactions contemplated hereby.

10.4.    Employment Matters.

         10.4.1.           Severance Payments.

     (a) Seller shall terminate all of Seller's employees relating to the Business (except Consolidated Service Center employees, who shall be transferred to a Seller's Affiliate on or before Closing) whether such employees are at-will or are subject to employment agreements, as of the Closing (collectively, "Terminated Employees").

     (b) Buyer shall reimburse Seller for all severance payments arising under Seller's severance policy in effect on the date of execution of this Agreement due to those Terminated Employees to whom Buyer does not offer comparable employment with comparable pay following their termination from their employment with Seller ("Severance Payments"). Buyer shall also assume the obligation to provide or pay for all accrued but unused vacation to Terminated Employees, but only to the extent such benefits would be owed under Seller's policies and to the extent adequate reserves have been made in the Closing Balance Sheet. Seller shall retain the responsibility to pay any transition bonuses to the Terminated Employees pursuant to Seller's policies. If any Terminated Employee is hired by Buyer pursuant to this Section 10.4.1 and such Terminated Employee's employment is severed by Buyer within 60 days of the Closing without cause, Buyer shall reimburse Seller for such Terminated Employee severance in an amount which would have been due the Terminated Employee under Seller's severance policies in effect on the date of execution of this Agreement as if Buyer had not offered comparable employment at comparable pay.

     (c) Promptly following the Execution Date, Buyer (i) will provide information regarding its employment application process to the Terminated
Employees,   and  (ii)  will  actively  begin  to  interview  and  consider  for employment, to be effective as of the Closing, any Terminated Employee who submits an application for employment in accordance with Buyer's customary application process requirements and who are qualified for employment with Buyer (each individually, an "Applicant," or collectively, "Applicants").

     (d) On or before July 15, 1998, Buyer shall provide Seller with a list of the Terminated Employees that Buyer has elected to hire effective as of the Closing Date, as provided in Section 10.4.2. Seller shall provide WARN notices to all employees on or before 60 days prior to Closing. Buyer shall provide Seller, at the same time Buyer provides Seller with a list of Terminated Employees that Buyer has elected to hire, with an offer of employment for each such employee so that Seller may enclose such offer in the WARN notice.

     (e) All Terminated Employees who are hired by Buyer shall be given credit for the time that they were employed by Seller for purposes of calculating such Terminated Employees' rights under each of Buyer's employee benefits plans, including without limitation, vacation pay, sick pay, and vesting for purposes of deferred compensation and retirement plans.

     (f) After the Execution Date, Seller agrees to cooperate with Buyer and to release information to Buyer regarding Terminated Employees which Buyer considers for employment prior to Closing. All information regarding the Terminated Employees shall be provided subject to (i) all applicable laws and regulations regarding protection of the confidentiality of employment information, (ii) Buyer's obtaining the written consent of such employees, and
(iii) Buyer's adherence to any policies of Seller with respect to the protection of the confidentiality of employee information, as if such policies were Buyer's own. Buyer shall respect and protect the confidentiality of all such employee information.

         10.4.2.           WARN, COBRA and HIPAA Notices.

     To the extent required of Seller by law, Seller shall provide all notices relating to the termination of the Terminated Employees, including, without limitation, the notice obligations arising under the Workers Adjustment and Retraining Notification Act ("WARN"), the Consolidated Omnibus Budget and Reconciliation Act of 1985 ("COBRA"), or the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). WARN- related liabilities to the Terminated Employees which result from any delay in providing WARN notices to the Terminated Employees shall be paid by the party causing the delay.

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




         10.4.3.           Health Care Coverage for Terminated Employees.

     Buyer shall offer health care coverage to all Terminated Employees which shall be at least substantially equivalent to the health care coverage they would be entitled to receive under COBRA if Seller remained in existence after the Closing, effective as of the date of Closing, for a period of up to 36 months after the Closing Date or such shorter period as permitted by law. To the extent that any Terminated Employee becomes employed by Buyer, and the Terminated Employee does not meet the eligibility requirements for Buyer's own COBRA health care coverage prior to the Buyer's termination of the Terminated Employee, Buyer agrees to offer the health care coverage set forth in this Section to such Terminated Employee, effective as of his date of termination from Buyer, until the expiration of the 36th month after the Closing Date. Each Terminated Employee shall be responsible for payment of his own premiums relating to health care coverage provided pursuant to this Section.

         10.4.4.           Health Care Coverage for Seller's Board of Directors.

     Seller shall prepay through December 31, 1998 the premiums for whatever health care coverage a member of the Board of Directors of Seller maintains under Seller's Subscriber Agreements (be it individual, spouse, family, or other health coverage) provided Buyer accepts the assignment, reinsurance, or other transfer of such Subscriber Agreement under this Agreement. Buyer shall offer renewal of such coverage, without medical underwriting, for the calendar year 1999, or until Medicare eligibility. Buyer and such individual shall agree on the premium payment amount, if any, as Buyer and the individual may agree.

10.5.    Transition Issues.

         10.5.1.           Use of Materials.

     Buyer shall have the right to use all existing stock of any and all advertising brochures, marketing materials, literature, form contracts, form certificates of coverage, membership handbooks and other pre-printed material relating to the Business, as authorized by law, until the later of one year after the Closing Date or (with respect to any particular Subscriber Agreement), the renewal date for the Member, or for some other shorter time limitation as may be required by law. Buyer shall make a commercially reasonable effort to sticker such materials with Buyer's name to avoid confusion.

         10.5.2.           Transition Agreement.

     On or before the Closing Seller and Buyer shall enter into the Transition Agreement, in substantially the form attached hereto as Exhibit 1.6.1(m), pursuant to which certain of Seller's Affiliates will provide Buyer, for a fee measured by the direct cost of providing such services, with certain transition assistance, including membership accounting, claims processing, information systems training and other administrative support.


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



10.6.    Public Information Releases.

     Between the Execution Date and the Closing, and for a period of six months following the Closing Date, Seller and Buyer agree to use reasonable efforts to consult with each other prior to any press release, public announcement or publicly disseminated communication concerning this transaction, to discuss the content of any such announcement, and to refrain from making any such press releases or public announcements without first receiving the other's prior written consent, which shall not be unreasonably withheld. The parties shall develop and implement a joint work plan for this transaction regarding communications with the media. In no event shall either party cause any oral or written communication to be issued relating to this transaction which disparages any other party or its Affiliates, unless required by law. The provisions of this Section shall survive the termination of this Agreement.

10.7.    Cooperation.

     Buyer and Seller agree to cooperate reasonably with each other, from the Execution Date up through and following the Closing Date, and use their respective best efforts in good faith, to satisfy all conditions, undertakings and agreements contained in this Agreement.

10.8.    Group 3000.

     (a) Seller currently provides or arranges to provide health care services to certain enrollees in Texas ("Texas Group 3000 Members") who are employed by employers that have subscriber agreements with various Seller's Affiliates. Buyer agrees to continue Seller's current practice of providing, or arranging for one of Buyer's Affiliates to provide, health care services to the Texas Group 3000 Members through the end of the term of each of the subscriber agreements covering the Texas Group 3000 Members, in exchange for which Buyer or Buyer's Affiliate shall be entitled to charge, and Seller's Affiliates shall pay, Seller's standard Group 3000 rates through December 31, 1998. Thereafter, Seller's Affiliates agree to pay Buyer a rate actuarially sufficient to provide the benefits required by the Subscriber Agreement. A copy of Seller's standard Group 3000 rates is set forth as Exhibit 10.8(a).

     (b) Seller's Affiliates currently provide or arrange health care services to certain enrollees outside Texas ("Non-Texas Group 3000 Members") who are employed by Texas employers that have subscriber agreements with Seller, which Subscriber Agreements will be assigned to Buyer pursuant to this Agreement. Seller agrees to cause Seller's Affiliates to continue their current practice of providing, or arranging for one of Seller's Affiliates to provide, health care services to the Non-Texas Group 3000 Members through the end of the term of each of the subscriber agreements covering the Non-Texas Group 3000 Members, in exchange for which Seller's Affiliates shall be entitled to charge, and Buyer shall pay Seller's Affiliates'
     standard Group 3000 rates through December 31, 1998. Thereafter, Buyer agrees to pay Seller's Affiliates a rate actuarially sufficient to provide the benefits required by the Subscriber Agreement. A copy of Seller's Affiliates' Standard Group 3000 rates is set forth in Exhibit 10.8(b).

     (c) Following the Closing Date, Seller shall cause Seller's Affiliates to make commercially reasonable efforts not to offer any new or renewal subscriber agreements providing for services for Members located in Texas which services would be required to be provided by Buyer absent a separate agreement providing for same. In addition, Buyer shall make commercially reasonable efforts not to offer any new or renewal agreements covering services for Members located outside of Texas which would be required to be provided by Seller's Affiliates absent a separate agreement providing for same.

10.9.    Reciprocity Agreement.

     Buyer and Seller shall cause their Affiliates to endeavor in good faith to enter into reciprocity agreements regarding the provision or arrangement of health care in various states. Failure to enter into such arrangements before or after the Closing shall not be a condition, covenant, representation, warranty, obligation or otherwise give any party any right or remedy with respect to this Agreement.

11.      INDEMNIFICATION.

11.1.    Indemnification by Seller.

         Subject to the limitations of Section 11.3, Seller shall indemnify and hold harmless Buyer and its respective officers, directors, employees, agents and affiliates against any and all actual damages resulting from claims, losses, costs, expenses, fees, liabilities and damages, including interest, penalties and reasonable attorneys' fees and disbursements (each individually a "Loss," and collectively, "Losses"), arising out of, in connection with or otherwise relating to:

         (a)      The Excluded Assets;

         (b)      The Excluded Liabilities;

     (c) The material breach by Seller of any representation, warranty, covenant or agreement made by Seller in this Agreement, or in any other agreement executed in connection herewith;

     (d) Any claim, obligation or other liability arising from the Business with respect to any period prior to the Closing Date other than to the extent such claims, obligations or liabilities constitute part of the Assumed Liabilities; and

     (e) Any action or litigation which challenges, seeks damages arising from or seeks to enjoin any of the transactions contemplated by this Agreement or Related Agreements, other than any actions commenced by shareholders of Buyer or Buyer's Affiliates or primarily involving the operations of Buyer's or Buyer's Affiliates' businesses.

11.2.    Indemnification by Buyer.

     Subject to the limitations of Section 11.3, Buyer shall indemnify and hold harmless Seller and its respective officers, directors, employees, agents and affiliates, against any and all Losses, arising out of, in connection with or otherwise relating to:

         (a)      The Assets;

         (b)      The Assumed Liabilities;

     (c) The material breach by Buyer of any representation, warranty, covenant or agreement made by Buyer in this Agreement, or in any other agreement executed in connection herewith;

     (d) Any claim, obligation or other liability arising from Buyer's operation of the Assets or the Assumed Liabilities as part of an HMO in Texas with respect to any period after the Closing Date;

     (e) Any action or litigation commenced by members or shareholders (as the case may be) of Buyer or Buyer's Affiliates or primarily involving the operations of Buyer's or Buyer's Affiliates' businesses which challenges, seeks damages arising from or seeks to enjoin any of the transactions contemplated by this Agreement or Related Agreements.

11.3.    Limitations.

     The indemnification rights and obligations set forth in this Section 11 shall survive the Closing and shall expire 18 months after Closing; provided, however, that (i) with respect to claims notified in good faith to the indemnifying party prior to the expiration of the indemnity rights, the parties' obligations with respect to its indemnity rights and obligations shall continue in effect until payment or other resolution of such claims; and (ii) with respect to liabilities under Section 1.3.2, the indemnification rights and obligations shall continue until the expiration of the statute of limitations applicable thereto. Each party's liability hereunder shall be limited to actual damages and no party shall be liable to any other party hereunder for special, consequential, incidental, punitive or other damages. Any indemnified claim under Article VII of the Assumption Reinsurance Agreement and Article X of the Insurance Assumption Reinsurance Agreement shall apply towards the maximums and minimums set forth in this Section 11.3.

         11.3.1.           Minimum.


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



     No party to this Agreement  shall have any liability,  whether  pursuant to
Section 11 or otherwise, for breach of any covenant or warranty, for misrepresentation, or otherwise, unless the aggregate amount of all claims for which such party would, but for this Section 11, be liable, exceeds $1,000,000.00 on a cumulative basis. Each claim making up the $1,000,000.00 cumulative amount shall be a claim of $5,000.00 or more. If such party's aggregate liability for such claims exceeds $1,000,000.00 on a cumulative basis, then such party shall be liable for all claims, including claims which are part of the $1,000,000.00 minimum. Excluded Liabilities and reconciliations under
Section 3.3 of the Assumption  Reinsurance Agreement and Section 3.3 of Schedule
2.5 of the Assumption Reinsurance Agreement or this Agreement are not subject to and do not count towards these minimum limitations.

         11.3.2.           Maximum.

     In no event shall the aggregate liability of any party to this Agreement (whether for breach of covenant or warranty, misrepresentation pursuant to Section 11, or otherwise) exceed 50% of the Purchase Price, net of any adjustments provided by this Agreement. Excluded Liabilities and reconciliations under Section 3.3 of the Assumption Reinsurance Agreement and Section 3.3 of
Schedule 2.5 of the Assumption Reinsurance Agreement or this Agreement are not subject to and do not count towards this maximum limitation.

11.4.    Notice and Right to Defend.

     (a) Should any claim or action by a third party arise after the Closing Date for which Buyer or Seller may be liable to the other under the indemnity provisions of this Agreement, the indemnitee shall notify the indemnitor in writing and in reasonable detail as soon as practicable after the indemnitee receives notice of such claim or action in the manner provided for the giving of notices under this Agreement. The expenses of all proceedings, contests, lawsuits, or investigations of claims with respect to such claims or actions, shall be borne by the indemnitor. If an indemnitor wishes to assume the defense of such claim or action, it shall give written notice to the indemnitee within 10 days after notice from the indemnitee of such claim or action of its intention to assume the defense, and the indemnitor shall thereafter assume the defense of any such claim or liability through counsel reasonably satisfactory to the indemnitee, provided that the indemnitee may also participate in such defense at its own expense;

     (b) If the indemnitor shall not assume the defense of, or if after so assuming it shall fail to defend, any such claim or action, the indemnitee may defend against any such claim or action in such manner as it may reasonably deem appropriate and the indemnitee may settle such claim or litigation on such terms as it may reasonably deem appropriate, and the indemnitor shall promptly reimburse the indemnitee for the amount of all reasonable expenses, legal and otherwise, incurred by the indemnitee in connection with the defense and/or settlement of such claim or action. If no settlement of such claim or action is made, the indemnitor shall satisfy any judgment rendered with respect to such claim or in such action before indemnitee is required to do so, and pay all expenses, legal or otherwise, incurred by the indemnitee in the defense against such claim or litigation.

11.5.    Exclusive Remedy.

     If a party is entitled to indemnification under this Agreement with respect to a particular claim, then such indemnification shall be such party's sole and exclusive remedy.

11.6.    Failure to Provide Records Cooperation.

     If Buyer materially breaches its obligations under Section 9.1 that Seller can establish were actually transferred by Seller to Buyer under this Agreement, and Seller establishes that such breach resulted in the loss or destruction of documents material to the defense of Buyer by Seller of an action or claim by a third party pursuant to Seller's indemnification obligations under this Agreement, Seller shall be entitled to recover from Buyer its actual losses incurred in the matter directly resulting from Buyer's breach. The amount of the losses recoverable from Buyer shall in no event exceed the amount of the third party claim, and shall not include special, consequential, incidental, punitive or other damages.

12.      TERMINATION.

12.1.    Termination.

     This Agreement and the transactions contemplated hereby may be terminated or abandoned at any time prior to the Closing Date:

     (a) By the mutual consent of Buyer and Seller; or

     (b) By Seller or Buyer if the Closing shall not have occurred on or before October 31, 1998.

     Termination of this Agreement shall terminate the Related Agreements. Where a Related Agreement is only between Buyer and Seller, no further action or notice shall be required for such termination to take effect. Where an Affiliate or a third party is involved in a Related Agreement, Buyer and Seller (as may be the case) shall cause termination of such Related Agreement.

12.2.    Liability for Termination.

     If this Agreement is terminated pursuant to this Section 12, all further obligations of the parties under this Agreement shall be terminated without further liability of any party to the other, provided that nothing shall relieve either party from any liability it may have for any breach hereof.

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




13.      ARBITRATION.

13.1.    Conciliation and Mediation.

     If a dispute between Buyer and Seller relating to this Agreement, or under any other agreement executed and delivered in connection herewith, is not resolved within 15 days from the date that either party has notified the other that such dispute exists, then such dispute shall be submitted jointly for conciliation to the president or his designee of each party. If such senior executive officers are unable to resolve the dispute within 30 days from the date that it is first presented to them, either party may give notice to the other party that the dispute shall be submitted to non-binding mediation with a mediator acceptable to both parties, and the parties shall, for a 60-day period from the receipt of such notice, seek in good faith to resolve such dispute in mediation. If the parties are not able to resolve the dispute in mediation, then such dispute shall be referred to binding arbitration.

13.2.    Arbitration.

     Any dispute submitted to arbitration pursuant to this Section shall be determined by the decision of a board of arbitration consisting of three members ("Board of Arbitration") selected as hereinafter provided. Buyer shall select an arbitrator and Seller shall select an arbitrator, each of whom shall be a member of the Board of Arbitration who is independent of the parties. A third Board of Arbitration member, independent of the parties, shall be selected by mutual agreement of the other two Board of Arbitration members. If the other two Board of Arbitration members fail to reach agreement on such third member within 20 days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for such purpose by any party to the arbitration. The Board of Arbitration shall meet in Dallas, Texas, or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (which shall state the reasons for its decisions in writing and shall make such decisions entirely on the basis of the substantive law governing the Agreement and which shall be concurred in by a majority of the members of the Board of Arbitration) with respect to the items in dispute. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the Commercial Rules of Arbitration of the American Arbitration Association in effect as of the date of the arbitration, except as provided in Exhibit 13.2. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than 30 calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to Buyer and Seller. Any decision made by the Board of Arbitration (either prior to or after the expiration of such 30 calendar day period) shall be final, binding and conclusive on Buyer and Seller (except as may be provided in Exhibit 13.2) and each party to the arbitration shall be entitled to enforce such decision to the fullest extent permitted by law and entered in any court of competent jurisdiction. The fees and expenses of the Board of Arbitration and the reasonable fees and expenses of legal counsel and consultants of the parties shall be allocated among the parties as the Board of Arbitration deems appropriate.

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




13.3.    Equitable Relief.

     Notwithstanding any other provision of this Agreement, any party shall have the right to seek equitable relief, in a court of competent jurisdiction, to the extent that equitable relief is available to a party hereto. If a party chooses to pursue equitable relief, such conduct shall not constitute a waiver of or be deemed inconsistent with the arbitration provisions set forth in this Section
13. The Board of Arbitration may consider the findings of, rulings of, and any evidence submitted in every legal proceeding for equitable relief as the Board of Arbitration deems proper; however, any such findings, rulings and evidence shall not necessarily be binding on the Board of Arbitration in connection with any arbitration proceedings conducted by such Board of Arbitration.

13.4.    No Applicability.

     This Section is not applicable to disputes required by the terms of this Agreement to be resolved pursuant to the procedures set forth in Section 1.4.1(e).

14.      GUARANTEES.

14.1.    Seller's Guarantor.

     KFH hereby irrevocably and unconditionally agrees to cause Seller to fully perform its obligations under this Agreement and the Reinsurance Agreements in a timely manner, and further irrevocably and unconditionally guarantees the full and timely performance of this Agreement and the Reinsurance Agreements by Seller in accordance with its terms. The foregoing guarantee includes a guarantee of the immediate payment when due of all amounts for which Seller may at any time be liable on account of this Agreement or the Reinsurance Agreements. Buyer may, at its option, proceed directly against KFH for the performance of any obligation of Seller hereunder or for any amounts which may be recoverable as a result of any misrepresentation, breach of warranty, breach of covenant or other cause of Seller's liability under this Agreement or the Reinsurance Agreements, without any requirement to proceed against Seller either prior to or concurrently with proceeding against KFH. KFH further agrees that its guarantee shall continue in effect notwithstanding any modification, extension, waiver or other change in or under this Agreement or the Reinsurance Agreements or any guaranteed obligation or any other act or thing which might otherwise operate as a legal or equitable discharge of a guarantor. KFH hereby waives all special suretyship defenses and notice requirements. Any claim under this Section shall be resolved in accordance with Section 13.

14.2.    Buyer's Guarantor.

     Sierra Health Services, Inc. ("Buyer's Parent") hereby irrevocably and unconditionally agrees to cause Buyer to fully perform its obligations under this Agreement and the Reinsurance Agreements in a timely manner, and further irrevocably and unconditionally guarantees the full and timely performance of this Agreement and the Reinsurance Agreements by Buyer in accordance with its terms. The foregoing guarantee includes a guarantee of the immediate payment when due of all amounts for which Buyer may at any time be liable on account of this Agreement and the Reinsurance Agreements, including but not limited to the promissory note which will shall be payment for the real property transferred to Buyer simultaneous with the closing of this transaction. Seller may, at its option, proceed directly against Buyer's Parent for the performance of any obligation of Buyer hereunder or for any amounts which may be recoverable as a result of any misrepresentation, breach of warranty, breach of covenant or other cause of Buyer's liability under this Agreement and the Reinsurance Agreements, without any requirement to proceed against Buyer either prior to or concurrently with proceeding against Buyer's Parent. Buyer's Parent further agrees that its guarantee shall continue in effect notwithstanding any modification, extension, waiver or other change in or under this Agreement and the Reinsurance Agreements or any guaranteed obligation or any other act or thing which might otherwise operate as a legal or equitable discharge of a guarantor. Buyer's Parent hereby waive all special suretyship defenses and notice requirements. Any claim under this Section shall be resolved in accordance with Section 13.

15.      MISCELLANEOUS.

15.1.    Notices.

     All notices and other communications hereunder shall be in writing and shall be either (i) be deposited in first class United States mail, certified, with postage prepaid, (ii) delivered by messenger, (iii) sent by overnight courier, or (iv) sent by fully completed and confirmed facsimile transmission (with a written confirmation simultaneously sent in first class United States mail), as follows:

If to Seller or Seller's Affiliate                Copy to:
(as the case may be):

Kaiser Foundation Health Plan of Texas         Jenkens & Gilchrist,
or Kaiser Foundation Health Plan, Inc.         A Professional Corporation
or Kaiser Foundation Hospitals                 1100 Louisiana Street, Suite 1800
c/o Kaiser Foundation Health Plan, Inc.        Houston, Texas 77002
One Kaiser Plaza                               Attention: Lawrence L. Foust
Oakland, California 94612                      Fax: (713) 951-3314
Attention: Peter Hohl, Director of
Acquisitions/Alliance Services
Fax: (510) 271-2309

If to Buyer or Buyer's Parent:              Copy to:

HMO Texas, L.C.                             Morgan, Lewis & Bockius, LLP
c/o Sierra Health Services, Inc.            300 South Grand Avenue
2724 N. Tenaya Way (for FedEx)              Twenty-Second Floor
Las Vegas, Nevada 89128                     Los Angeles, California 90071-3132
P.O. Box 15645 (for U.S. Mail)              Attention: Richard J. Maire, Jr.
Las Vegas, Nevada 89114-5645                Fax: (213) 612-2554

                                                        45

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Attn: Paul Palmer, Vice President
of Finance and CFO
Fax: (702) 240-7148

     or such other address or fax number as any party may request by notice given as aforesaid. Notices sent as provided herein shall be deemed given on the date received by the recipient. If a recipient rejects or refuses to accept a notice given pursuant to this Section, or if a notice is not deliverable because of a changed address or fax number of which no notice was given in accordance with the provisions hereof, such notice shall be deemed to be received two days after such notice was mailed (whether as the actual notice or as the confirmation of a faxed notice) in accordance with the terms hereof. The foregoing shall not preclude the effectiveness of actual written notice given to a party at any address or by any means.

15.2.    Waiver.

     No waiver by either Buyer or Seller hereto of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provision at any other time or a waiver of such party's rights under any other provision of this Agreement.

15.3.    Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. An executed faxed copy of this Agreement shall be deemed an original executed copy of this Agreement.

15.4.    Headings.

     The headings contained in this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

15.5.    Severability.

     If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable. Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to adjust equitably the parties' respective rights and obligations hereunder.

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




15.6.    Entire Agreement.

     This Agreement (including the Exhibits and Schedules), the Related Agreements, and the other agreements, certificates and documents of Seller and Buyer contemplated herein constitute the entire agreement between the parties hereto with respect to the matter hereof, and supersedes all prior agreements or understandings between the parties, except the Confidentiality Agreement, which will continue in effect until terminated pursuant to the terms set forth therein. No amendment, alteration, or modification of this Agreement shall be valid unless in each instance such amendment, alteration, or modification is expressed in a written instrument duly executed by the parties hereto.

15.7.    Successors and Assigns.

     This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. Notwithstanding the foregoing, this Agreement shall not be assignable by any party without the prior written consent of the other, and any attempt at an assignment in violation of this Section shall be void ab initio.

15.8.    Governing Law.

     This Agreement is to be governed by and interpreted under the laws of the State of Texas, without resort to choice of law or conflict of law principles which direct the application of the laws of a different state.

15.9.    Cost of Transaction.

     Whether or not the transactions contemplated hereby are consummated:

     (a) Buyer shall pay the fees, expenses, and disbursements of Buyer and its agents, representatives, accountants, and counsel; and

     (b) Seller shall pay the fees, expenses and disbursements of Seller and its agents, representatives, accountants and counsel.

15.10.   Further Assurances.

     Each party hereto agrees for the benefit of the other parties hereto to execute and deliver any necessary documents, instruments or agreements, and to take any and all necessary actions, in order to (i) fully vest in Buyer all right, title and interest to the Assets, and (ii) carry out the terms of this Agreement and the transactions contemplated by this Agreement.

15.11.   Construction.

     Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural. All parties to this Agreement have been represented by counsel and, accordingly, this Agreement shall not be construed strictly for or against any party hereto. The Schedules and Exhibits attached hereto are incorporated herein for all purposes and made a part of this Agreement as if set out in full in this Agreement. All references to section numbers in this Agreement shall be references to sections in this Agreement, unless otherwise specifically indicated.

15.12.   Third Parties.

     None of the provisions of this Agreement shall confer rights or benefits as third party beneficiaries or otherwise upon any third party that is not expressly a party to this Agreement including, without limitation, the Terminated Employees or the Members, and the provisions of this Agreement shall not be enforceable by any such third party.

15.13.   Time is of the Essence.

     Time is of the essence with regard to all of the provisions of this Agreement. The parties acknowledge and agree that strict compliance with all of the deadlines set forth in this Agreement, including, without limitation, the deadlines for filings pursuant to Section 10.

15.14.   Confidentiality.

     The parties acknowledge and agree that this Agreement and the Related Agreements are part of the "Confidential Information" of the Confidentiality Agreement. Notwithstanding the Confidentiality Agreement, which shall survive the execution of this Agreement, or any confidentiality, proprietary, or similar clause in any Related Agreement, the parties may disclose any terms or conditions of this Agreement to any third parties to comply with securities laws or HMO or insurance laws, and as needed to meet prudent business requirements of shareholders, investors, bondholders, members and other creditors.

15.15.   Offsets.

     Either party may offset any amount owed the other by amounts owed by the other to the party.

15.16.   No Duplication.

     The intent of the parties is that the Reinsurance Agreements and this Agreement are different memorializations of substantially similar agreements between the parties, and that the claims, offsets, adjustments, indemnifications, reconciliations, liabilities, rights, and remedies under the Reinsurance Agreements and this Agreement shall not be duplicative. If any particular event or circumstances gives rise to any claim, offset, adjustment, indemnification, reconciliation, liability, right, or remedy under this Agreement and under one or both of the Reinsurance Agreements, Buyer or Seller must elect to exercise its rights either under this Agreement or any one of the Reinsurance

     Agreements, and may not exercise duplicative rights with respect to the same event or circumstances.

                                                       *****





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                                                        49

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Execution Date.

                                         BUYER:

                                         HMO TEXAS, L.C.


                                         By:      /s/ Larry S. Howard
                                         Name:    Larry S. Howard
                                         Title:   President


                                         SELLER:

                                         KAISER FOUNDATION HEALTH PLAN OF TEXAS


                                         By:               /s/ Deborah Stokes
                                         Name:    Deborah Stokes
                                         Title:            President



     Sierra Health Services,  Inc. and Kaiser Foundation Hospitals have executed
this  Agreement  below  solely  with  respect  to  their  respective   guarantee
obligations set forth in Section 14.


                                    SIERRA HEALTH SERVICES, INC.


                                    By:               /s/ Anthony M. Marlon
                                    Name:    Anthony M. Marlon, M.D.
                                    Title:            Chairman and CEO


                                    KAISER FOUNDATION HOSPITALS


                                    By:               /s/ Deborah Stokes
                                    Name:    Deborah Stokes
                                    Title:___President_____



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